UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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NxSTAGE MEDICAL, INC.

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NxSTAGE MEDICAL, INC.

350 Merrimack Street

Lawrence, Massachusetts 01843

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 25, 2017

To our stockholders:

We invite you to our 2017 Annual Meeting of Stockholders, which will be held at the Lanam Club at 260 North Main Street, Andover, Massachusetts 01810 on Thursday, May 25, 2017 at 10:00 a.m., Eastern Time. At the Annual Meeting, stockholders will consider and act upon the following matters:

1. The election of the nine nominees identified in this proxy statement to our Board of Directors.

2. An advisory vote on our named executive officers’ compensation.

3. An advisory vote on the frequency of future advisory votes on our named executive officers’ compensation.

4. The ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year.

5. The approval of an amendment to our Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections.

6. The approval of our Amended and Restated 2014 Omnibus Incentive Plan and the material terms of this plan for purposes of Internal Revenue Code §162(m).

7. The transaction of such other business as may properly come before the meeting and any adjournments or postponements.

Only stockholders of record at the close of business on March 27, 2017 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we hope you will take the time to vote your shares over the Internet, by telephone or by completing and mailing a proxy card or voting instruction form, as applicable.

By Order of the Board of Directors,

Winifred L. Swan

Secretary

Lawrence, Massachusetts

April     , 2017

NxSTAGE MEDICAL, INC.

350 Merrimack Street

Lawrence, Massachusetts 01843

Proxy Statement for the 2017 Annual Meeting of Stockholders

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and our 2016 annual report to stockholders because the Board of Directors of NxStage Medical, Inc. is soliciting your proxy to vote at our 2017 Annual Meeting of Stockholders to be held at the Lanam Club at 260 North Main Street, Andover, Massachusetts 01810 on Thursday, May 25, 2017 at 10:00 a.m., Eastern Time. These materials were first sent to stockholders on April     , 2017.

Who can vote at the annual meeting?

Each share of our common stock that you own as of the close of business on March 27, 2017 (Record Date) entitles you to one vote for each nominee for director and one vote on each other matter considered at the Annual Meeting. As of the Record Date, there were 65,690,810 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How do I vote?

If your shares are registered in your name with our transfer agent, you are a “record holder” of the shares and may vote:

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Over the Internet:    Go to the website www.investorvote.com/NXTM and, using the vote control number printed on your proxy card, access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed. Your shares will be voted according to your instructions. You must submit your Internet proxy by 11:59 p.m. Eastern Time on May 24, 2017, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

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By Telephone:    Call 1-800-652-VOTE (8683) from the United States and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy by 11:59 p.m. Eastern Time on May 24, 2017, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

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By Mail:    If you received a printed copy of your proxy materials, you can complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Computershare Investor Services. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board. Computershare Investor Services must receive your proxy card no later than May 24, 2017, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

•	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide at the Annual Meeting.

If your shares are held for your account by a broker, bank or other nominee, you are a beneficial owner of the shares, which are held in “street name,” and you must follow the voting instructions provided by your broker, bank or other nominee. In most cases, you may submit voting instructions over the Internet or by telephone to your broker, bank or other nominee, or you may complete, sign and return a voting instruction form provided by your broker, bank or other nominee. If you wish to vote in person at the Annual Meeting, you must have a legal proxy from your broker, bank or other nominee issued in your name giving you the right to vote your shares in person.

Can I change my vote?

If your shares are registered in your name with our transfer agent, you may revoke your proxy and change your vote at any time before the Annual Meeting by:

•	Re-voting over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted.

•	Submitting a new proxy card as instructed above. Only your latest dated proxy card will be counted.

•	Attending the Annual Meeting and voting in person as instructed above. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

If your shares are held for your account by a broker, bank or other nominee, you should contact your broker, bank or other nominee about submitting new voting instructions.

Will my shares be voted if I don’t return my proxy or otherwise submit my voting instructions?

If your shares are registered in your name with our transfer agent, your shares will not be voted unless you follow one of the voting procedures described above under “How do I vote?”

If your shares are held for your account by a broker, bank or other nominee, that firm may vote your shares on “routine matters” even if you do not submit voting instructions. Your broker, bank or other nominee cannot, however, vote your shares on “non-routine matters” without receiving your voting instructions. If the firm holding your shares does not receive your voting instructions on a non-routine matter, that firm will inform us or the inspector of elections for the Annual Meeting that it does not have the authority to vote your shares on that matter. This is generally referred to as a “broker non-vote.”

We believe that all of our Annual Meeting matters other than the ratification of our independent registered public accounting firm will be characterized as non-routine matters under applicable rules. We encourage you to provide voting instructions to your broker, bank or other nominee to ensure that your shares will be voted at the Annual Meeting.

How many shares must be present to conduct business at the Annual Meeting?

A majority of the outstanding shares of our common stock as of the Record Date must be present at the Annual Meeting in person or by proxy to conduct business at the Annual Meeting. This is called a quorum. Your shares will be counted for purposes of determining whether a quorum exists if you follow one of the voting procedures described above under “How do I vote?” or are represented in person at the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

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Election of Directors.    The nine nominees for director who receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and broker non-votes are not counted for purposes of electing directors and will not have any effect on the voting results for this matter. You may vote FOR any or all of the nominees or WITHHOLD your vote from any or all of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors and will not affect the voting results for this matter.

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Advisory Vote on Executive Compensation.    Because this matter asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee will take the voting results into account when making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, are unlikely to meaningfully impact the results of our Compensation Committee’s deliberations.

•	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. Because this matter also asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. For this proposal, stockholders may vote in favor of holding future advisory votes on executive compensation every 1 YEAR, every 2 YEARS or every 3 YEARS. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee will take the voting results into account when determining how frequently to request an advisory vote on our named executive officers’ compensation. Abstentions and broker non-votes, if any, are unlikely to meaningfully impact the results of our Compensation Committee’s deliberations.

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Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of the holders of a majority of shares present in person or represented by proxy and voting on the matter is required to ratify our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year. Abstentions will not have any effect on the voting results for this matter. Brokers, banks and other nominees generally have discretionary authority to vote on this matter; thus, we do not expect any broker non-votes on this matter.

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Approval of By-law Amendment to Adopt Majority Voting Standard.    The affirmative vote of the holders of at least 75% of the shares outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections. Abstentions and broker non-votes will have the effect of votes against this matter.

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Approval of Amended and Restated 2014 Omnibus Incentive Plan and §162(m) Material Terms.    The affirmative vote of the holders of a majority of shares present in person or represented by proxy and voting on the matter is required to approve our Amended and Restated 2014 Omnibus Incentive Plan and the material terms of this plan for purposes of Internal Revenue Code §162(m). Abstentions will have the same effect as a vote “against” this matter. Broker non-votes will not have any effect on the voting results for this matter.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that are expected to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) within four business days after the end of the Annual Meeting. You may obtain a copy of the Form 8-K by sending a written request to Investor Relations, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843. You will also be able to find a copy of the Form 8-K through our website, www.nxstage.com, under the Investor Relations — SEC Filings section of the site, or through the SEC’s EDGAR database at www.sec.gov.

Who will bear the cost of soliciting proxies?

NxStage will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and other electronic means and in person, without receiving additional compensation for any such solicitation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders To Be Held on May 25, 2017: The Notice of 2017 Annual Meeting of Stockholders, Proxy Statement, 2016 Annual Report to Stockholders, and directions to our Annual Meeting are available at http://ir.nxstage.com/annual-proxy.cfm.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board has nominated for election at the Annual Meeting the nine director nominees listed in this proxy statement. All nominees are currently members of our Board. If elected, the nominees will hold office until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the shares of our common stock represented by proxies may be voted for a substitute nominee designated by our Board, in compliance with all applicable state and federal laws and regulations.

The biographies of each of the nominees below contain information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a director. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment of service to NxStage and our Board. In addition, we value their significant experience at other organizations, including on other company boards of directors and board committees.

Director Nominees

Jeffrey H. Burbank, 54, has been our Chief Executive Officer and a director of NxStage since he founded NxStage in 1998. Mr. Burbank has over 30 years of in-depth management experience with companies developing, marketing and manufacturing products for end-stage renal disease patients. He has led NxStage since its inception, guiding it through all of its developmental phases to the successful initiation and rapid growth of commercial activities, its initial public offering, the acquisition of Medisystems Corporation, the evolution of its product line, and its entry into services. Before founding NxStage, Mr. Burbank co-founded Vasca, Inc., a company providing innovative implantable access devices, where he was the President and Chief Executive Officer, as well as Chairman of its board of directors. He gained significant renal industry experience during his nine years in the renal division at Gambro, Inc., a medical technology company, where his last position was Director of Marketing and Advanced Technologies. During his career he has been an inventor on over 50 U.S. patents for medical devices. Mr. Burbank brings entrepreneurial skill, leadership, and technical and medical device experience in the renal dialysis industry to our Board.

Heyward R. Donigan, 56, has served as a director of NxStage since July 2016 and currently serves as a member of our Compensation Committee. Ms. Donigan has served as President and Chief Executive Officer of Vitals, a leading consumer transparency company, since March 2015. From 2010 to 2014, Ms. Donigan served as President, Chief Executive Officer and a director of ValueOptions, Inc., a health improvement company specializing in mental and emotional wellbeing and recovery, which merged with Beacon Health Strategies during 2014. Previously, Ms. Donigan was Executive Vice President and Chief Marketing Officer of Premera Blue Cross, an insurer doing business in Washington, Alaska, and Oregon, from 2003 to 2010. Ms. Donigan is a member of the board of directors of Kindred Healthcare, Inc., a healthcare services company. With over 30 years of experience in all facets of the health plan business, including network management, contracting, sales and marketing, product development, and operations, Ms. Donigan brings extensive knowledge of the health care sector, strategic insight and leadership to our Board

Robert G. Funari, 69, has been a director of NxStage since January 2013 and currently serves as Chairman of our Board, Chair of our Nominating and Corporate Governance Committee, and a member of our Compensation Committee. Mr. Funari served as Chief Executive Officer and Chairman of the board of directors of Crescent Healthcare, a provider of integrated pharmacy and nursing solutions in alternate site settings, from 2004 until its acquisition by Walgreens in February 2012. Before joining Crescent Healthcare, Mr. Funari was Executive Vice President and Chief Operating Officer at Syncor International Corporation, a publicly-traded radiopharmacy services company, from 1993 to 1996 and also served as its President and Chief Executive Officer from 1996 to 2003. Mr. Funari was Executive Vice President and General Manager of the drug company for McKesson, Inc., a provider of pharmaceuticals, medical supplies and healthcare information technologies, and spent more than 18 years in a broad range of leadership positions at Baxter International Inc., a health care company. Mr. Funari served as a director of Beckman Coulter, Inc., a diagnostics and life sciences company, where he was a member of the compensation committee from 2005 to 2011, as well as a director of Pope and Talbot, Inc., a forest products company, where he was on the governance and compensation committees from 2001 to 2008. He also served as a director of First Consulting Group from 2004 to 2008 and a director of Bay Cities National Bank from 1994 to 2010, where he also served as Chairman from 2007 to 2010. He currently sits on the boards of directors of a number of non-profit and private companies and is a member of the RAND Healthcare Board of Advisors. Mr. Funari received the Ernst & Young Entrepreneur of the Year 2010 Award in the turnaround category in Orange County/Desert cities. Mr. Funari’s executive leadership, particularly in the healthcare industry, and proven track record of strategic planning and implementation uniquely qualifies him to serve on our Board.

Daniel A. Giannini, 67, has served as a director of NxStage since 2005 and currently serves as Chair of our Audit Committee. He has also served as a director on several private and non-profit company boards. Mr. Giannini retired in 2005 after a more than 30-year career as a Certified Public Accountant with PricewaterhouseCoopers LLP, an auditing and professional services firm. During his last five years at PricewaterhouseCoopers, Mr. Giannini served as an audit partner and led the Technology, Information, Communications and Entertainment practice at the firm’s Atlanta office. Mr. Giannini brings corporate governance, internal control and financial reporting experience to our Board.

Earl R. Lewis, 73, has served as a director of NxStage since 2008 and currently serves as a member of our Compensation Committee. Mr. Lewis has served as Chairman of the board of directors of Flir Systems Inc., a manufacturer of thermal imaging and infrared camera systems, since 2000, and also served as its Chief Executive Officer and President from 2000 to May 2013. Mr. Lewis also serves as Chairman of the board of directors of Harvard BioScience, Inc., a manufacturer of scientific instruments. Before 2000, he served as Chief Executive Officer and President of Thermo Instrument Systems, Inc., a manufacturer of detection instruments. He also served Thermo Instrument Systems in various executive capacities, including President and Chief Operating Officer, Chief Executive Officer and President of Thermo Optek Corp., and President of Thermo Jarrell Ash Corp. Mr. Lewis is a trustee of Clarkson University and New Hampton School. Mr. Lewis was a member of the board of directors of Tecogen, Inc., a manufacturer and installer of heat and power products, from July 2014 to August 2016. Mr. Lewis holds a Masters Professional Director Certification, conferred by the American College of Corporate Directors, a director education and credentialing organization. Mr. Lewis brings leadership, general management, and large public company operational, financial and corporate experience to our Board.

Jean K. Mixer, 50, has served as a director of NxStage since November 2012 and currently serves as a member of both our Audit and Compensation Committees. Ms. Mixer is the Vice President of Strategy and Digital Health at Boston Children’s Hospital, which she joined in January 2014. From 2005 to January 2014, she served as Chief Executive Officer of mixerconsulting, which has helped organizations grow through strategic and organizational work. From 1992 to 2004, she was at The Boston Consulting Group, a management consulting firm, where she also served as partner. Before that, Ms. Mixer was an officer at J.P. Morgan, a financial services firm. From 2006 to January 2014, Ms. Mixer was a director on the board of the Cambridge Trust Company, a commercial bank, where she also served as a member of the board’s executive committee and chair of its compensation committee. She is also an overseer at the Boys and Girls Clubs of Boston and has served as the chair of its human resources committee. Formerly, she served on the Business Roundtable Committee on National Health Care Reform. She has worked broadly across the restructuring healthcare market, including providers, payers, pharmaceuticals, medical devices and pharmacy/PBMs. Ms. Mixer brings 30 years of public company experience including with respect to strategy, mergers and acquisitions, finance, leadership, and governance to our Board.

Craig W. Moore, 72, has served as a director of NxStage since 2002 and currently serves as Chair of our Compensation Committee. From January 2012 to November 2016, Mr. Moore served as Chairman of the board of directors of Cesca Therapeutics Inc., a regenerative medicine company, and was also chair of its governance committee and a member of its audit and compensation committees. From 1992 to 2006, Mr. Moore served on the board of Biologic System Corp., a provider of electrodiagnostic systems. From 1986 to 2001, Mr. Moore was Chairman of the board of directors and Chief Executive Officer of Everest Healthcare Services Corporation, a dialysis provider. Since 2001, Mr. Moore has acted as a consultant to various companies in the healthcare services industry. From 1986 through 2001, Mr. Moore was President of Continental Health Care, Ltd., an extracorporeal services and supply company, and from 1990 to 2004, he was President of New York Dialysis Management, a dialysis management business. Mr. Moore also serves as a director on several private company boards. Mr. Moore brings leadership and corporate and dialysis services industry experience to our Board.

Reid S. Perper, 57, has served as a director of NxStage since 2005 and currently serves as a member of both our Audit and Nominating and Corporate Governance Committees. From May 2011 to October 2016, Mr. Perper was a Senior Advisor supporting European investments with Health Evolution Partners, a healthcare focused private equity firm. From 2008 to 2013, Mr. Perper was a founder and partner of MCT Advisors LLP, a London-based financial advisory firm. From 2004 to 2009, Mr. Perper was Managing Director of Healthcare Investment Partners LLC, a healthcare focused private equity firm. Mr. Perper served as an investment professional for the investment management firm Caxton Europe Asset Management Ltd. from 2004 to 2005. From 2000 to 2003, Mr. Perper was co-Head of European Private Equity at Credit Suisse and Managing Director of DLJ Merchant Banking Partners, both private equity firms. Mr. Perper joined the investment banking firm Donaldson, Lufkin & Jenrette in 1988 and was a founding member of DLJ Merchant Banking Partners, the firm’s private equity group. Mr. Perper currently serves as a director of Pragma Wealth Management Ltd., a fund management firm. Mr. Perper brings over 25 years of experience in private equity, as well as strategic and capital market experience, particularly within medical devices, healthcare services, pharmaceuticals and biotechnology, to our Board.

James J. Peters, 45, has served as a director of NxStage since June 2016 and currently serves as a member of our Nominating and Corporate Governance Committee. Mr. Peters served in several key roles at Geisinger Health System from 2004 to July 2016, and was a key part of the leadership team that established Geisinger’s national reputation for healthcare innovation. As Senior Vice President and Chief Strategic Partnerships Officer, Mr. Peters led Geisinger’s corporate development transactions with industry and served as joint governance committee Chair for numerous product co-development partnerships with Fortune 100 companies. As Chief Executive Officer of Geisinger Medical Management Corporation, Geisinger’s for-profit enterprise, Mr. Peters had overall P&L responsibility for its portfolio of entrepreneurial businesses spanning health information services, home-based patient monitoring, clinical engineering, retail care clinics, specialty pharmacy and personalized diagnostics. Following Geisinger Health System, Mr. Peters has been serving as an independent consultant. From 2002 to 2004, Mr. Peters served as Principal at Updata Venture Partners, a $450 million venture capital firm with a focus on growth stage software and health IT companies. From 1998 to 2002, Mr. Peters founded and grew a successful New York City-based software services firm that serviced and sold into the medical technology sector. From 1994 to 1998, Mr. Peters was a senior consultant in the enterprise software practice at Andersen Consulting in New York. In addition to over 20 years of executive leadership, venture investment, business building, health IT, and provider-payer-manufacturer partnership experience, Mr. Peters brings a strong track record of developing and scaling a culture of innovation within a complex healthcare enterprise to our Board.

Our Board recommends a vote FOR the election of each director nominee named above.

PROPOSAL 2 — ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICERS’

COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve our named executive officers’ compensation as disclosed in this proxy statement.

As we describe in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that seeks to support our business strategy and align the interests of our executives with those of our stockholders. In addition to driving performance over time, our emphasis on performance-based compensation, comprised of annual incentive compensation in the form of performance-based annual bonuses and long-term incentive compensation in the form of performance shares and stock options, helps to discourage excessive risk-taking by management. Also, providing a meaningful portion of our named executive officers’ total compensation in the form of equity awards serves to incentivize management to focus on the creation of long-term stockholder value.

In order to establish a strong link between executive pay and corporate performance, our Compensation Committee chose to continue to put a significant percentage of our named executive officers’ 2016 compensation at risk under our annual and long-term incentive plans. For our 2016 corporate bonus plan, our Compensation Committee selected performance objectives related to revenue growth from sales of our medical products, operations at our Kidney Care dialysis centers, and overall financial performance. Overall, we performed well against these multi-faceted corporate goals, and reported record revenues in 2016 driven by sales of our System One hemodialysis system and related medical products in the home and critical care markets. Most of our named executive officers earned short-term incentive awards at 70% of target, reflecting a strong level of performance against the objectives set for 2016 that was also moderated by unfavorable fluctuations in currency exchange rates and the performance of our Kidney Care dialysis centers, which did not meet the growth targets selected by our Compensation Committee. Long-term incentive compensation for our named executive officers in 2016 was split equally between stock options and performance shares. Our performance shares enable our named executive officers to earn compensation above the market median only for superior performance. Consistent with this design, our Compensation Committee selects ambitious performance objectives for these equity incentive awards. For our 2016 performance share plan, our Compensation Committee selected as the performance objective revenue growth in the home market at levels that are higher than the home revenue targets for our 2016 corporate bonus plan. Although we achieved record revenues and over 14% growth in the home market during 2016, we did not meet the 15% minimum home growth target under our 2016 performance share plan, which did not afford any proration for substantially achieving such results. Accordingly, our named executive officers did not receive any payouts under that plan, further demonstrating our pay-for-performance philosophy.

Our Compensation Committee oversees our executive compensation program and has primary responsibility for reviewing, setting and approving the compensation of our named executive officers. In fulfilling this responsibility, our Compensation Committee relies on three key elements: market referencing, performance considerations, and the exercise of judgment. Our Compensation Committee also engages an independent compensation consultant to assist the Committee with providing advice on executive compensation-related matters. The Compensation Committee’s role, the use of market data and the role of performance in determining compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Our executive compensation program consists of fixed compensation elements, comprised of base salary and employee benefits, and variable at-risk performance-based elements, comprised of annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives, while our variable at-risk performance-based compensation elements are designed to reward superior performance and promote long-term stockholder value creation. Additional details about these compensation elements and the design of our 2016 executive compensation program are provided in the Compensation Discussion and Analysis section of this proxy statement.

We believe that our overall compensation approach enables us to remain competitive with our industry peers while ensuring that our executives are appropriately incentivized to deliver both near- and long-term results.

For these reasons, our Board is asking stockholders to approve the following advisory resolution:

“RESOLVED, that the compensation paid to NxStage’s named executive officers, as disclosed in NxStage’s proxy statement for its 2017 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and our Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Our Board recommends an advisory vote FOR our named executive officers’ compensation.

PROPOSAL 3 — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON OUR

NAMED EXECUTIVE OFFICERS’ COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution on the frequency with which they should vote, on a non-binding basis, to approve our named executive officers’ compensation – whether every year, every two years or every three years. Since we began holding an advisory vote on our named executive officers’ compensation in 2011, we have submitted such compensation to an advisory vote each year.

Our Board continues to believe that an advisory vote on our named executive officers’ compensation that occurs every year is the most appropriate frequency for NxStage. Such an advisory vote presented annually allows our stockholders to provide frequent, direct input on our compensation philosophy, policies and practices, consistent with our philosophy of promoting stockholder communication and engagement.

While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and our Board value the views of our stockholders and will take into account the outcome of the vote when determining the frequent of future advisory votes on our named executive officers’ compensation.

You may cast your vote on your preferred voting frequency by choosing the option of “1 YEAR,” “2 YEARS,” or “3 YEARS” or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the stockholders of NxStage determine, on an advisory basis, whether the stockholders of NxStage shall conduct an advisory vote every one year, two years or three years regarding the compensation of NxStage’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the Exchange Act, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in NxStage’s annual proxy statements.”

Our Board recommends an advisory vote of 1 YEAR for this proposal.

PROPOSAL 4 — RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Ernst & Young has served as our independent registered public accounting firm since 2002. Information about Ernst & Young’s fees and services for 2016 and 2015 is provided in the Corporate Governance — Fees of Independent Registered Public Accounting Firm section of this proxy statement.

Although stockholder approval of the selection of Ernst & Young is not required, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, our Audit Committee will reconsider its selection of Ernst & Young. Even if the selection is ratified, our Audit Committee retains the ability to change the engagement of Ernst & Young if it determines that a change is in our best interest. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Our Board recommends a vote FOR the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

PROPOSAL 5 — APPROVAL OF AMENDMENT TO OUR BY-LAWS TO ADOPT MAJORITY

VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

Under our Amended and Restated By-laws (By-laws), directors are currently elected by a plurality vote. Under this standard, director nominees with the most votes cast in their favor are elected, up to the number of directors to be elected at a meeting, notwithstanding any withheld votes.

Our Board recommends that our By-laws be amended to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard. Under the proposed majority voting standard, a nominee for director in an uncontested election will be elected to our Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Under Delaware law, an incumbent director who fails to receive the vote required for reelection “holds over,” or continues to serve as a director until his or her successor is elected and qualified, or until his or her earlier resignation or removal. To address the “hold over” issue, the proposed By-law amendment provides that an incumbent director who does not receive the number of votes required for reelection must promptly tender his or her resignation. Our Board would then need to determine whether to accept or reject the resignation within 90 days after certification of the election results and publicly disclose its decision in a filing with the SEC. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality standard would continue to apply and the nominees receiving the most votes would be elected.

If the proposed By-law amendment is not approved, the existing plurality voting standard in our By-laws will remain in effect.

In furtherance of our commitment to strong corporate governance and to ensuring that stockholders are afforded a meaningful role in the election of directors, our Board has approved and recommends that our stockholders vote in favor of the proposed By-law amendment. Our Board also recognizes that a majority voting standard will preclude the election of directors who do not have broad acceptance among our stockholders and may enhance each director’s accountability to our stockholders. As a result, our Board has determined that a majority voting standard for uncontested elections for directors would be in the best interests of NxStage and our stockholders. At our 2014 annual meeting of stockholders, we similarly proposed a By-law amendment to adopt a majority voting standard in uncontested director elections, and while holders of 72% of our then-outstanding shares voted for that proposal, those votes did not meet the approval threshold (75% of our outstanding shares) required by our Restated Certificate of Incorporation.

If approved, the By-law amendment would be effective immediately. The new majority voting standard would be applicable to the election of our directors at the 2018 annual meeting of stockholders (if uncontested) and to any earlier uncontested election of directors occurring after the amendment becomes effective.

The proposed By-law amendment is set forth in Appendix A to this proxy statement. Stockholders should refer to Appendix A for the full text of the proposed By-law amendment.

Our Board recommends a vote FOR the amendment to our Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections.

PROPOSAL 6 — APPROVAL OF OUR AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE

PLAN AND §162(m) MATERIAL TERMS

We are asking our stockholders to consider and to approve the NxStage Medical, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan or Amended and Restated 2014 Plan) set forth in Appendix B to this proxy statement. Upon recommendation of our Compensation Committee, our Board adopted the 2014 Plan on April 14, 2017, to be effective upon approval by our stockholders at the Annual Meeting.

Our Board has proposed approval of the 2014 Plan by our stockholders, among other things, to:

•	make an additional 6,300,000 shares of our common stock available for future grants under the 2014 Plan;

•	establish the material terms of performance-based compensation under the 2014 Plan as required by §162(m) of the Internal Revenue Code (Code); and

•	implement the following key changes from the current version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan:

–	increase the fungible rate applicable to full-value awards issued as part of the additional 6,300,000 shares from 1.62 to 1.96 shares;

–	prohibit the receipt of dividends or dividend equivalents on unvested awards; and

–	limit the amount of equity and cash compensation that may be granted or paid, as applicable, to non-employee directors during a calendar year.

Our Board believes that the 2014 Plan promotes the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

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Fungible Share Design.    Each stock option and stock appreciation right granted under the 2014 Plan is counted against the share pool as one share and each other equity award is counted against the share pool as 1.96 shares for each share subject to such award.

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Limits on Share Recycling.    Shares underlying stock options and SARs delivered under the 2014 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

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Limitations on Awards.    The 2014 Plan limits the number of stock options, SARs and other awards that may be granted to plan participants and the amount that may be paid in respect of cash awards in any calendar year.

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Performance Awards.    Under the 2014 Plan, our Compensation Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under §162(m) of the Code, as well as other performance-based awards.

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No Discounted Stock Options or SARs.    All stock options and SARs granted under the 2014 Plan must have an exercise price that is not less than the fair market value of a share of our common stock on the date of grant.

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No Repricing.    Other than in connection with certain corporate transactions or changes to our capital structure, the 2014 Plan prohibits the repricing of stock options or SARs and prohibits underwater stock options from being cashed-out, in each case, without obtaining stockholder approval.

We are asking our stockholders to approve the 2014 Plan in order to comply with applicable NASDAQ rules and to allow our Compensation Committee to grant, if desired, performance-based compensation that is exempt from the deduction limitations under §162(m) of the Code. Section 162(m) generally provides that compensation paid by a publicly-held corporation to its “covered employees” (the corporation’s chief executive officer together with its three most highly-paid named executive officers other than its chief financial officer) is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under §162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation’s stockholders not less frequently than every five years. Under §162(m), the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. For the 2014 Plan, these terms are described below under “Eligibility,” “Performance Measures” and “Maximum Payment to Eligible Persons,” respectively. Although stockholder approval is one of the requirements for exemption under §162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation. Furthermore, our Compensation Committee will continue to have the authority under the 2014 Plan to provide compensation that is not exempt from the limits on deductibility under §162(m).

The Amended and Restated 2014 Plan will become effective on the date it is approved by our stockholders, if it is approved by our stockholders. If our stockholders do not approve the Amended and Restated 2014 Plan, compensatory equity-based grants to our key personnel will continue to be made under the present version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan to the extent of the shares of common stock that remain available for issuance and we will have a limited time available to grant awards, if desired, that constitute performance-based compensations exempt from the deduction limitations under §162(m) of the Code.

Our Board believes that approval of the 2014 Plan is in the best interests of NxStage and our stockholders by allowing us to continue to grant equity-based compensation to our key personnel. Our Board believes that the achievement of long-term objectives and employee retention are fostered through equity awards that vest over time. By approving the 2014 Plan, our stockholders will enable us to continue offering a competitive compensation package that is linked to our common stock performance and to continue recruiting and retaining highly-qualified officers, employees, non-employee directors and key advisers. Our Board believes that if this proposal is not approved, our ability to align the interests of key personnel with stockholders through equity-based compensation would be compromised, which would disrupt our compensation program and impair our ability to recruit and retain key personnel. In addition, if we could not offer equity compensation, we would have to increase our use of cash compensation which could have an adverse impact on our business plans and operations.

Equity Utilization

If approved by stockholders, the 2014 Plan would make an additional 6,300,000 shares of our common stock available for future grants. We believe that this represents an appropriate share increase at this time. In determining the number of shares to make available under the 2014 Plan, our Board and Compensation Committee considered a number of factors, including:

•	remaining shares available for grant under the 2014 Plan;

•	the number of equity awards outstanding under the 2014 Plan;

•	our equity utilization rates summarized below;

•	compensation program design;

•	the size and composition of our work force;

•	our business plans;

•	historic stock price and volatility; and

•	equity plan guidelines established by proxy advisory firms.

In addition, Radford, our Compensation Committee’s independent compensation consultant, reviewed the share request in the context of NxStage’s business needs and advised our Compensation Committee that such request should be considered reasonable when compared to peer group practices, broader industry practices and proxy advisory firm guidelines. Based on their assessment of the foregoing factors, our Compensation Committee recommended and our Board approved the proposed increase to the share pool under the 2014 Plan to ensure that we continue to have the ability to provide industry competitive long-term incentive compensation.

Based on these same factors, we estimate that the availability of 6,300,000 shares, plus up to 1,510,752 shares available for grant under the 2014 Plan as of March 20, 2017 (Measurement Date), will provide a sufficient additional number of shares to enable us to continue to make equity awards at our historical average annual rates for the next three to four years. As of the Measurement Date, we had the following outstanding grants under the 2014 Plan:

Unvested Restricted Stock Units*	Stock Options	Unearned Performance Shares*	Total Shares Under Outstanding Grants*
583,951	4,552,382	231,384	5,367,717

*	Excludes the effect of the fungible share ratio provided in the 2014 Plan and includes performance shares measured at maximum potential payout.

As of the Measurement Date:

•	The unvested restricted stock units listed in the table above were scheduled to vest as follows: 80,281in 2017; 181,250 in 2018; 150,228 in 2019; 121,337 in 2020; and 50,855 in 2021.

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Of the stock options listed in the table above, 2,424,813 stock options were vested, with the remainder scheduled to vest as follows: 680,884 in 2017; 716,947 in 2018; 487,289 in 2019; 209,004 in 2020; and 33,445 in 2021.

•	The weighted-average exercise price of all such outstanding stock options was $16.81 and their weighted-average remaining term was 7.6 years.

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Our outstanding awards and shares available for future grants under the 2014 Plan (commonly referred to as “overhang”) represented 10.5% of our 65,661,529 outstanding shares. If the 2014 Plan were approved by our stockholders, the additional 6,300,000 shares under the plan would increase our overhang at such time to 20.1%.

We also maintain a tax-qualified employee stock purchase plan, pursuant to which 207,911 shares remain available for issuance as of the Measurement Date.

Our rates of equity grants and forfeitures during the past three years are summarized in the following table:

Year	Shares Granted*	Shares Forfeited	Gross Burn Rate*
2016	2,003,197	481,854	3.1%
2015	1,604,988	181,170	2.5%
2014	1,697,372	286,944	2.7%

*	Excludes the effect of forfeitures and the fungible share ratio provided in the 2014 Plan and includes performance shares measured at maximum potential payout.

Awards under the 2014 Plan would continue to be granted at the discretion of our Compensation Committee. As of the date of this proxy statement, future awards under the 2014 Plan have not been determined. We use equity as part of our compensation program to achieve a number of important goals, including aligning the interests of our key personnel with appropriate business risk and the long-term interests of our stockholders, conserving cash and providing true “pay for performance” by putting a significant portion of our key personnel’s pay at risk and directly linking the realized value of awards to our stock price. The size of equity awards is based on a number of factors, including the individual’s performance, the amount of equity previously awarded to the individual, retention considerations, the vesting of such awards, management recommendations and peer group data. Our Compensation Committee delivers long-term performance-based compensation to our named executive officers through annual grants of performance shares and stock options. The total value for such performance-based compensation is split equally between grants of stock options and performance shares to align our equity compensation program with peer group and broader industry practices and to promote both near- and long-term value creation for our stockholders. Because performance shares are so-called “full value” awards (delivering a share without payment of an exercise price), we generally grant significantly fewer performance shares than the number of stock options we would grant for a similar purpose. For additional information about how we use equity instruments to achieve the objectives of our executive compensation program, please read the Compensation Discussion and Analysis section of this proxy statement.

Principles of the 2014 Plan

The 2014 Plan is intended to (1) provide eligible persons with an incentive to contribute to the success of NxStage and to operate and manage our business in a manner that will provide for our long-term growth and profitability to benefit our stockholders and other important stakeholders, including our employees and customers, and (2) provide a means of recruiting, rewarding and retaining key personnel. To this end, the 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms of the 2014 Plan. Stock options granted under the 2014 Plan may be non-qualified stock options or incentive stock options, except that incentive stock options are only available to our employees.

Description of the 2014 Plan

A summary of the material terms of the 2014 Plan is set forth below. This summary, however, does not purport to be a complete description of all of the provisions of the 2014 Plan and is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached as Appendix B to this proxy statement and which is incorporated by reference into this proposal. Stockholders should refer to Appendix B for a more complete description of the 2014 Plan.

Effective Date and Term.    The present version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan became effective on May 22, 2014 and will expire on May 21, 2024, with the changes reflected by the amendment and restated of the plan being subject to and effective as of stockholder approval at the Annual Meeting.

Administration of the 2014 Plan.    The 2014 Plan is administered by our Compensation Committee, and our Compensation Committee determines all terms of awards under the 2014 Plan. During any period of time in which we do not have a compensation committee, the 2014 Plan will be administered by our Board or another committee appointed by our Board. In addition, subject to the 2014 Plan and applicable law, (1) our Board retains the authority under the 2014 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2014 Plan and (2) our Compensation Committee may delegate to a designated officer the power and authority to grant awards to non-executive employees. References below to our “Compensation Committee” include a reference to our Board, another committee appointed by our Board, or the designated officer for those periods in which our Board, such other committee appointed by our Board, or such designated officer is acting.

Except where the authority to act on such matters is specifically reserved to our Board under the 2014 Plan or applicable law, our Compensation Committee has full power and authority to interpret and construe all terms of the 2014 Plan, any award, or any award agreement, and to make all related determinations, including the power and authority to:

•	designate recipients of awards;

•	determine the type or types of awards to be made to a recipient;

•	determine the number of shares of common stock or amount of cash subject to an award;

•	establish the terms and conditions of each award;

•	prescribe the form of each award agreement; and

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subject to limitations in the 2014 Plan (including the prohibition on repricing of stock options and stock appreciation rights without stockholder approval), amend, modify, or supplement the terms of any outstanding award.

Awards.    The following types of awards may be made under the 2014 Plan, subject to the limitations set forth in the 2014 Plan:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	unrestricted stock;

•	dividend equivalent rights;

•	performance shares and performance-based awards;

•	other equity-based awards; and

•	cash bonus awards.

The 2014 Plan provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the default terms and conditions under the 2014 Plan. Awards under the 2014 Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2014 Plan, other awards under another compensatory plan of NxStage or any of its affiliates (or any business entity that has been a party to a transaction with NxStage or any of its affiliates), or other rights to payment from NxStage or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. Our Compensation Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by our Compensation Committee. Awards under the 2014 Plan generally are granted for no consideration other than services provided by the recipient.

Eligibility.    Employees and non-employee directors of NxStage and its affiliates are eligible to receive awards under the 2014 Plan. As of the date of this proxy statement, approximately              individuals hold awards under

the present version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan and our compensation programs contemplate that approximately 450 individuals may become eligible to receive future awards under the 2014 Plan, in each instance including our five executive officers and eight non-employee directors. In addition, key consultants and advisors who perform services for NxStage or its affiliates may receive awards under the 2014 Plan.

Non-Employee Director Limits.    The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted under the 2014 Plan and cash fees or other compensation paid by NxStage to such non-employee director outside of the 2014 Plan for his or her services as a non-employee director during such calendar year, may not exceed $600,000 in the aggregate.

Share Authorization and Usage.    As of the date of this proxy statement, the maximum number of shares of common stock that may be issued in the future under the present version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan, consisting of authorized but unissued shares, is              shares of common stock. An additional 6,300,000 shares of common stock may be issued in the future under the 2014 Plan if it is approved by our stockholders. The maximum number of shares of common stock available for issuance pursuant to incentive stock options granted under the 2014 Plan will be the same as the number of shares of common stock available for issuance under the 2014 Plan.

Shares of common stock that are subject to awards other than stock options or stock appreciation rights are presently counted against the NxStage Medical, Inc. 2014 Omnibus Incentive Plan share limit as 1.62 shares for every one share subject to the award. If approved by our stockholders, the additional 6,300,000 shares of common stock under the Amended and Restated 2014 Plan would be subject to a utilization rate of 1.96 shares for similar awards. Shares of common stock that are subject to awards of stock options or stock appreciation rights are counted against the 2014 Plan share limit as one share for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the 2014 Plan are counted against the aggregate number of shares available for issuance under the 2014 Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.

If any awards under the 2014 Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards under the 2014 Plan are forfeited or expire or otherwise terminate without the delivery of any shares of common stock, the shares subject to such awards will again be available for purposes of the 2014 Plan in the same amount as such shares were counted against the share limit. However, the number of shares of common stock available for issuance under the 2014 Plan will not be increased by the number of shares of common stock (1) tendered or withheld in connection with the purchase of shares of common stock upon, or our tax withholding obligations arising from, exercise of a stock option or stock appreciation right or (2) purchased by us with the proceeds from stock option exercises.

The number and kinds of shares of common stock for which awards may be made under the 2014 Plan, including the limit described above and the performance-based limits described below, will be adjusted proportionately and accordingly by our Compensation Committee if the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of NxStage on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by NxStage.

Fair Market Value Determination.    For so long as our common stock remains listed on the NASDAQ Stock Market (or listed on another established national or regional stock exchange or traded on another established securities market), the fair market value of a share of common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of common stock will be the closing price of the common stock on the next preceding date for which such quotation exists. On April 13, 2017, the closing price of our common stock as reported on the NASDAQ Stock Market was $26.00 per share.

If our common stock is not listed on an established national or regional stock exchange or traded on another established securities market, our Compensation Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with §409A of the Code.

No Repricing.    Except in connection with a corporate transaction involving NxStage (including any stock dividend, distribution of cash, common stock, other securities, or other property, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities, or similar transaction), we may not, without obtaining stockholder approval, (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights, (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current fair market value of a share of common stock in exchange for cash or other securities.

Stock Options.    The 2014 Plan permits our Compensation Committee to grant incentive stock options (under §422 of the Code) and stock options that do not qualify as incentive stock options. The exercise price of each stock option will be determined by our Compensation Committee; provided, that the exercise price cannot be less than 100% of the fair market value of a share of our common stock on the date on which the stock option is granted.

The term of a stock option cannot exceed ten years from the date of grant. Our Compensation Committee determines at what time or times each stock option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which stock options may be exercised. Stock options may be made exercisable in installments.

To the extent that the aggregate fair market value of shares of common stock determined on the date of grant with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the stock option will be treated as a non-qualified stock option.

Awards of stock options are nontransferable, except (1) for transfers by will or the laws of descent and distribution or (2) if authorized in the applicable award agreement, for transfers of non-qualified stock options, not for value, to family members and related trusts pursuant to the terms and conditions of the 2014 Plan.

Stock Appreciation Rights.    The 2014 Plan permits our Compensation Committee to grant stock appreciation rights, which are a right to receive a number of shares or, in the discretion of our Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares of our common stock underlying the right during a stated period specified by our Compensation Committee. Stock appreciation rights may be granted in conjunction with all or a part of any stock option or other award granted under the 2014 Plan, or without regard to any stock option or other award. Our Compensation Committee will determine at the stock appreciation right grant date or thereafter the time or times at which and the circumstances under which a stock appreciation right may be exercised in whole or in part, the time or times at which and the circumstances under which a stock appreciation right will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares of our common stock will be delivered or deemed delivered to recipients, and any other terms or conditions of any stock appreciation right. Exercisability of stock appreciation rights may be subject to future service requirements, to the achievement of one or more of the performance measures described below, or to such other terms and conditions as our Compensation Committee may impose.

Upon exercise of a stock appreciation right, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of our common stock on the exercise date over the exercise price of the stock appreciation right, as determined by our Compensation Committee. The exercise price of the stock appreciation right may not be less than the fair market value of a share of our common stock on the grant date.

Awards of stock appreciation rights are nontransferable, except (1) for transfers by will or the laws of descent and distribution, or (2) if authorized in the applicable award agreement, not for value, to family members and related trusts pursuant to the terms and conditions of the 2014 Plan.

Restricted Stock and Restricted Stock Units.    The 2014 Plan permits our Compensation Committee to grant restricted stock and restricted stock units. Subject to the provisions of the 2014 Plan, our Compensation

Committee determines the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of common stock subject to the award. Restricted stock and restricted stock units may vest solely by the passage of time or pursuant to achievement of performance goals, and the restrictions and the restricted period may differ with respect to each award of restricted stock and restricted stock units. An award will be subject to forfeiture if events specified by our Compensation Committee occur before the lapse of the restrictions. A recipient of restricted stock will have all the rights of a stockholder, including the right to vote the shares, except to the extent limited by our Compensation Committee. Recipients of restricted stock units will have no voting rights or other rights associated with share ownership, although our Compensation Committee may award dividend equivalent rights on such units. In addition, no dividends will be payable with respect to any unvested awards.

During the period, if any, when stock awards are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by our Compensation Committee, a participant is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or restricted stock units.

Forms of Payment.    The exercise price for any stock option or the purchase price (if any) for restricted stock is generally payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides, by the surrender of shares of common stock with an aggregate fair market value, on the date on which the stock option is exercised, equal to the exercise price, (3) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by us, or (4) to the extent the award agreement provides, any other form permissible by applicable laws, including net exercise.

Dividend Equivalent Rights.    The 2014 Plan permits our Compensation Committee to grant dividend equivalent rights, which are rights entitling the recipient to receive credits for cash distributions that would be paid if the recipient had held a specified number of shares of common stock underlying the right. Our Compensation Committee may grant rights to dividend equivalents to a recipient in connection with an award under the 2014 Plan, or without regard to any other award, except that no dividend equivalent right may be granted in connection with, or related to, a stock option or stock appreciation right. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement.

Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of common stock, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of our common stock on the reinvestment date. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination thereof, in a single installment or in multiple installments, as determined by our Compensation Committee.

A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award that vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved and the underlying award vests.

Performance-Based Awards.    The 2014 Plan permits our Compensation Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by our Compensation Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of common stock that is established by our Compensation Committee at the time of grant. Our Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value or number of performance-based awards that will be paid out to a recipient. The performance goals generally will be based on one or more of the performance measures described below. Our Compensation Committee will establish the performance periods for these performance-based awards. As described below, the 2014 Plan is designed to permit our Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of §162(m) of the Code.

Unrestricted Stock.    The 2014 Plan permits our Compensation Committee to grant (or sell at the par value of a share of our common stock or such other higher purchase price determined by our Compensation Committee) an award to any recipient pursuant to which such recipient may receive shares of our common stock free of any restrictions under the 2014 Plan.

Other Equity-Based Awards.    The 2014 Plan permits our Compensation Committee to grant other types of stock-based awards under the 2014 Plan. The terms and conditions that apply to other equity-based awards are determined by our Compensation Committee and may be granted with vesting, value, and payment contingent upon the achievement of one or more performance goals.

Recoupment.    Any award granted pursuant to the 2014 Plan, together with the proceeds from the exercise or disposition of such award, is subject to mandatory repayment by the recipient to us to the extent required by any law, rule, or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, or regulation.

Change in Control.    If NxStage experiences a change in control, as defined below, the following provisions will apply unless otherwise provided in an award agreement:

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If awards are continued or assumed, except for performance-based awards, 50% of all outstanding awards will vest and the remaining 50% of the awards will continue to vest in accordance with their original schedules. In the case of performance-based awards, 50% of the outstanding awards will be treated as earned and will vest as if target performance were achieved (unless actual performance achieved at the end of the applicable performance period would provide the participant with greater value, in which case such actual performance will be used) and the remaining 50% of such outstanding awards shall be treated in accordance with actual performance achieved at the end of the applicable performance period. In addition, if a change in control occurs and the participant’s employment with us or our succeeding corporation is terminated by us or the succeeding corporation without cause or the participant terminates his or her employment for good reason within one year of the change in control, (1) the remaining 50% of any non-vested, non-performance-based awards will be earned and (2) the remaining 50% of any non-vested, performance-based awards will vest (A) as though target performance has been achieved or (B) in accordance with actual performance achieved at the end of the applicable performance period, whichever of (A) or (B) provides the participant with greater value.

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If awards are not continued or assumed, except for performance-based awards, all awards of restricted stock, restricted stock units, and dividend equivalent rights shall be deemed to have vested immediately prior to the occurrence of the change in control and either of the following two actions will be taken: (1) all options and stock appreciation rights will become immediately exercisable fifteen days prior to the scheduled change in control and will remain exercisable until the consummation of the transaction or (2) all options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights may be cashed-out by the Compensation Committee, at its election and in a manner consistent with delivering value to the recipient based on the share price paid to holders of common stock pursuant to the change in control. In the case of performance-based awards, if less than half of the performance period has lapsed, the awards will be treated as if target performance was achieved. If at least half of the performance period has lapsed, actual performance shall be determined as of a date reasonably proximate to the change in control and that performance level shall be treated as achieved immediately prior to the occurrence of the change in control. Any performance awards that become earned as a result of the foregoing shall be settled in a manner consistent with the treatment of non-performance based awards described above.

A change in control occurs under the 2014 Plan if:

•

a person, entity, or group (with certain exceptions) acquires the beneficial ownership of 50% or more of either (1) the then outstanding shares of our common stock or (2) the total combined voting power of our then outstanding securities entitled to vote generally in the election of directors; but, a change in control will not include any acquisition directly from NxStage or an employee benefit plan of NxStage or any acquisition by any corporation pursuant to a “Business Combination” (defined below) that meets the exception set forth below;

•

individuals who, when the 2014 Plan is adopted, constitute our Board (Continuing Directors) cease for any reason to constitute a majority of our Board (or the board of directors of a successor corporation to NxStage), treating any individual whose election or nomination was approved by a majority of the Continuing Directors as a Continuing Director for this purpose;

•

consummation of a merger, consolidation, reorganization, recapitalization, or share exchange involving NxStage or a sale or other disposition of all or substantially all of NxStage’s assets (Business Combination), unless (1) the beneficial owners of our outstanding shares of common stock and outstanding voting securities immediately prior to such transaction own, directly or indirectly, more than 50% of the then outstanding shares of our common stock and the combined voting power of the then outstanding securities of the resulting or acquiring corporation (Acquiring Corporation) in substantially the same proportions as before the transaction and (2) no person (with certain exceptions) owns, directly or indirectly, 50% or more of the then outstanding shares of the Acquiring Corporation or the combined voting power of the then outstanding voting securities of the Acquiring Corporation, unless such ownership existed before the transaction; or

•	NxStage is liquidated or dissolved.

Amendment and Termination.    Our Board may amend, suspend, or terminate the 2014 Plan at any time; provided, that with respect to awards already granted under the 2014 Plan, no amendment, suspension, or termination of the 2014 Plan will, without the consent of the recipient, materially impair the rights under any such award. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements and must approve any amendment that changes the no-repricing provisions of the 2014 Plan.

Section 162(m) Performance-Based Compensation Terms

Stockholder approval of this proposal is also intended to allow us to grant stock-based awards and cash incentive compensation paid to our covered executive officers under the 2014 Plan that is intended to constitute qualified performance-based compensation for purposes of §162(m) of the Code, if desired. Stockholder approval of this proposal will constitute approval of the §162(m) performance-based compensation terms described below, which consist of provisions relating to (1) the persons eligible to receive performance-based compensation under the 2014 Plan, (2) the maximum amount of performance-based compensation that may be paid under the 2014 Plan during a specified period to any eligible person, and (3) the performance criteria that may be used under the 2014 Plan to establish performance goals as a condition to the payment of the performance-based awards. However, even if this proposal is approved, our Compensation Committee may exercise its discretion to award compensation under the 2014 Plan that would not qualify as qualified performance-based compensation under §162(m) of the Code, and in doing so may in its discretion choose not to attach any performance-based criteria to an award or choose to employ performance criteria that are not among the list of performance goals set forth below.

Maximum Payment to Eligible Persons.    The 2014 Plan contains limitations on the number of shares of common stock available for issuance with respect to specified types of awards. The maximum number of shares of common stock subject to stock options or stock appreciation rights that may be issued under the 2014 Plan to any person is 1,000,000 shares in any single calendar year. The maximum number of shares of common stock that may be issued under the 2014 Plan to any person pursuant to an award other than a stock option or stock appreciation right is 1,000,000 shares in any single calendar year. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of 12 months or less to any person eligible for an award is $3,000,000, and the maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of greater than 12 months to any person eligible for an award is $5,000,000.

Performance Measures.    The 2014 Plan authorizes the establishment of performance goals based on any one or more of the following performance measures:

•	net earnings, net income or net loss;

•	operating earnings or loss;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation, and/or amortization;

•

earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (1) stock-based compensation expense, (2) income from discontinued operations, (3) gain on cancellation of debt, (4) debt extinguishment and related costs, (5) restructuring, separation, and/or integration charges and costs, (6) reorganization and/or recapitalization charges and costs, (7) impairment charges, (8) gain or loss related to investments, (9) sales and use tax settlement, (10) gain or loss on non-monetary transaction and (11) litigation, casualty and similar gains or losses;

•

cash flow, including (1) operating cash flow, (2) free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure specified in the preceding bullet) less capital expenditures, (3) levered free cash flow, defined as free cash flow less interest expense, (4) cash flow return on equity, and (5) cash flow return on investment;

•	sales or revenue or growth in sales or revenue, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales, or revenue;

•	productivity ratios;

•	asset, expense, capital expenditure or cash targets;

•	market or market segment share or penetration;

•	financial ratios, including as provided in our or our subsidiaries’ credit agreements;

•	working capital targets;

•	completion of acquisitions of businesses or companies, joint ventures or other strategic alliances;

•	completion of divestitures and asset sales, spin-offs, split-ups or similar transactions;

•	customer or patient acquisition, expansion, retention or satisfaction;

•	quality of patient care or clinical outcomes;

•	results of studies or trials;

•	submitting regulatory filings;

•	receipt of regulatory approvals or market authorizations or clearances;

•	entering into contractual arrangements;

•	meeting contractual requirements;

•	achieving contractual milestones;

•	regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects;

•	product development achievements;

•	licensing activities;

•	manufacturing efficiency;

•	manufacturing capacity;

•	production goals;

•	production volume levels;

•	production quality metrics;

•	site development;

•	plant, building, or facility development;

•	results of plant, building or facility inspections;

•	agency ratings;

•	reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; and

•	any combination of the foregoing business criteria.

The 2014 Plan identifies some conditions that may warrant revision or alteration of performance goals after they are established by our Compensation Committee. Such conditions may include the following:

•	asset write-downs;

•	litigation or claims, judgments, or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization or restructuring events or programs;

•	extraordinary, non-core, non-operating, or non-recurring items;

•	acquisitions or divestitures;

•	foreign exchange gains and losses;

•	tax valuation allowance reversals;

•	impairment expense; and

•	environmental expense.

Performance under any of the foregoing performance measures may be used to measure the performance of (1) NxStage and its subsidiaries and other affiliates as a whole; (2) NxStage, any subsidiary, or any other affiliate or any combination thereof; or (3) any one or more business units, operating segments or geographic areas of NxStage, any subsidiary, or any other affiliate, as our Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated by our Compensation Committee and may be measured based on absolute numbers or rates of growth or reduction in the applicable measure. Our Compensation Committee has the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures. Our Compensation Committee has the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as our Compensation Committee determines appropriate.

Federal Income Tax Consequences

The federal income tax consequences of awards under the 2014 Plan for participants and NxStage will depend on the type of award granted. The following description of tax consequences is intended only for the general information of stockholders. A participant in the 2014 Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the recipient or for NxStage. A recipient generally will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the recipient holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (holding period requirement). NxStage will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, except in the case of the recipient’s death or disability, the recipient generally must be an employee of NxStage or our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the recipient will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the shares of our common stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. NxStage will generally be allowed a business expense deduction to the extent the recipient recognizes ordinary income.

Non-Qualified Stock Options.    The grant of a non-qualified stock option will not be a taxable event for the recipient or NxStage. Upon exercising a non-qualified stock option, a recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of our common stock acquired on the date of exercise. A corresponding deduction is generally available to NxStage. Upon a subsequent sale or exchange of the shares of our common stock acquired pursuant to the exercise of a non-qualified stock option, any recognized gain or loss to the recipient is treated as a capital gain or loss for which NxStage is not entitled to a deduction.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2014 Plan. Upon exercising a stock appreciation right, a recipient will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the recipient. NxStage will be entitled to a deduction equal to the amount of any compensation income taxable to the recipient.

Restricted Stock.    A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of our common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The recipient, however, may elect under §83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares of our common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the recipient does not make such a §83(b) election, the fair market value of the shares of common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. NxStage will generally be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income. If a participant makes an effective §83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2014 Plan, the holding period in the shares begins when the recipient recognizes taxable income with respect to the transfer. The recipient’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a recipient makes an effective §83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the recipient paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units.    There are no immediate tax consequences of receiving an award of restricted stock units under the 2014 Plan. A distribution of shares of our common stock or a payment of cash in satisfaction of restricted stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the shares of our common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. NxStage will generally be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Dividend Equivalent Rights.    A recipient of dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the recipient pursuant to the award. NxStage will generally be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Performance-Based Awards.    The award of a performance or annual incentive award will have no federal income tax consequences for us or for the recipient. The payment of the award is taxable to a recipient as ordinary income. NxStage will generally be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Unrestricted Stock.    A recipient of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock on the date of the award, reduced by the amount, if any, paid for such shares. NxStage will generally be entitled to deduct the amount of any compensation income taxable to the recipient.

Upon the recipient’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the recipient as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the recipient has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

New Plan Benefits

Our Compensation Committee has not granted any awards under the Amended and Restated 2014 Plan which is the subject of stockholder approval under this Proposal 6. For a description of awards granted to our named executive officers during 2016, please see the 2016 Grants of Plan-Based Awards table below.

Registration with the SEC

If the 2014 Plan is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the additional shares authorized under the 2014 Plan with the SEC pursuant to the Securities Act.

Our Board recommends a vote FOR approval of the NxStage Medical, Inc. Amended and Restated 2014 Omnibus Incentive Plan and the material terms of this plan for purposes of §162(m) of the Code.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers (listed in the Summary Compensation Table);

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting and investment power and also includes any shares that the person has the right to acquire within 60 days after March 27, 2017 (Ownership Date) through the exercise of any stock option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Unless otherwise indicated, the persons identified have sole voting and investment power with respect to the shares of our common stock set forth below. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name	Shares Beneficially Owned[1]		Percentage of Outstanding Shares[2]
FMR LLC. 245 Summer Street Boston, MA 02210	7,344,802	(3)	11.2%
Gilder, Gagnon, Howe & Co. LLC 3 Columbus Circle, 26th Floor New York, NY 10019	5,749,761	(4)	8.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,861,529	(5)	7.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,337,294	(6)	6.6%
Deerfield Mgmt, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	4,258,196	(7)	6.5%
Jeffrey H. Burbank	1,537,901		2.3%
Joseph E. Turk, Jr.	284,166		*
Reid S. Perper	204,798		*
Craig W. Moore	172,111		*
Earl R. Lewis	167,758		*
Matthew W. Towse	159,335		*
Winifred L. Swan	148,755		*
Daniel A. Giannini	140,361		*
Robert G. Funari	107,491		*
Robert S. Brown	101,410		*
Jean K. Mixer	83,873		*
Barry M. Straube(8)	61,368		*
James J. Peters	5,348		*
Heyward R. Donigan	3,982		*
All current directors and executive officers as a group (13 persons)	3,117,289		4.7%

*	Represents beneficial ownership of less than one percent.

(1)	Includes the following shares which such person has the right to acquire within 60 days of the Ownership Date upon exercise of outstanding stock options:

Name	Option Shares
Jeffrey H. Burbank	592,815
Joseph E. Turk, Jr.	204,263
Reid S. Perper	77,168
Craig W. Moore	77,168
Earl R. Lewis	58,972
Matthew W. Towse	136,818
Winifred L. Swan	133,485
Daniel A. Giannini	77,168
Robert G. Funari	84,341
Robert S. Brown	85,324
Jean K. Mixer	77,168
Barry M. Straube	43,118
James J. Peters	5,348
Heyward R. Donigan	3,982
All current directors and executive officers as a group (13 persons)	1,614,020

(2)	The calculation of percentages is based upon 65,690,810 shares of our common stock outstanding on the Ownership Date plus, for each individual listed in footnote (1), the option shares listed across from such individual’s name.

(3)	Based solely on information as of December 31, 2016 contained in a Schedule 13G/A filed on February 14, 2017 by FMR LLC and Abigail P. Johnson, which indicates that FMR LLC and Abigail P. Johnson have sole investment power over the shares listed and FMR LLC has sole voting power over 251,841 shares.

(4)	Based solely on information as of December 31, 2016 contained in a Schedule 13G/A filed on February 14, 2017 by Gilder, Gagnon, Howe & Co. LLC, which indicates that Gilder, Gagnon, Howe & Co. LLC has sole voting and investment power over 117,616 shares and shared investment power over 5,632,145 shares.

(5)	Based solely on information as of December 31, 2016 contained in a Schedule 13G/A filed on February 10, 2017 by The Vanguard Group, Inc., which indicates that The Vanguard Group, Inc. has sole voting power over 126,075 shares, sole investment power over 4,728,905 shares, shared voting power over 10,949 shares and shared investment power over 132,624 shares.

(6)	Based solely on information as of December 31, 2016 contained in a Schedule 13G/A filed on January 25, 2017 by BlackRock, Inc., which indicates that BlackRock, Inc. has sole voting power over 4,178,500 shares.

(7)	Based solely on information as of December 31, 2016 contained in a Schedule 13G/A filed on February 14, 2017 by the following persons which are indicated in such filing to have shared voting and investment power over the shares listed next to their names: Deerfield Mgmt, L.P. (4,258,196 shares); Deerfield Management Company, L.P. (4,258,196 shares); James E. Flynn (4,258,196 shares); Deerfield International Master Fund, L.P. (2,208,423 shares); Deerfield Partners, L.P. (1,733,598 shares); and Deerfield Special Situations Fund, L.P. (316,175 shares). Other than the shares listed next to Deerfield Mgmt, L.P., Deerfield Management Company, L.P., and James E. Flynn, the shares listed next to each entity above represent less than 5% of our common stock outstanding on the Ownership Date.

(8)	Dr. Straube resigned from our Board of Directors on June 22, 2016.

CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that NxStage is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and committee charters, described below, are available under the Investor Relations — Corporate Governance section of our website at www.nxstage.com. Alternatively, you can request a copy of these documents by writing to Investor Relations, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of NxStage and our stockholders. These guidelines, which provide a framework for the conduct of our Board, include the following provisions:

•	the principal responsibility of our directors is to oversee our management;

•	a majority of the members of our Board will be independent directors;

•	independent directors meet at least twice a year in executive session;

•	directors have full and free access to management and, as the directors deem necessary, independent advisors; and

•	at least annually our Board conducts a self-evaluation to determine whether it and its committees are functioning effectively and to assess the performance of individual directors.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of our Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for managing our operations and, together with our Board, for setting our strategic direction, while our Chairman leads our Board in providing advice to and independent oversight of management. Separating these positions allows our Chief Executive Officer to focus on our day-to-day leadership and performance instead of Board administration. We believe this improves our Board’s ability to supervise and evaluate our Chief Executive Officer and other executive officers and enhances the independent and objective assessment of risk by our Board.

Risk Oversight

Our Board plays an active role, at both the Board and committee levels, in overseeing risk management. Our Board regularly reviews information provided by management regarding our liquidity, operations and compliance program, including conformity with our Code of Business Conduct and Ethics, as well as risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the management of risks relating to financial reporting, internal controls and information security. Our Nominating and Corporate Governance Committee oversees the management of risks associated with corporate governance, the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Determination of Independence

Our Corporate Governance Guidelines provide that a majority of the members of our Board will be independent directors except as otherwise permitted by applicable NASDAQ rules. Our Board evaluates any relationship of each director with NxStage and makes an affirmative determination whether or not each director is independent. To assist it in making its independence determination, our Board has adopted independence standards in our Corporate Governance Guidelines, which incorporate the applicable provisions of our By-laws and the applicable rules and regulations of NASADQ and the Exchange Act. Further, our Board must consider whether each director has a relationship with NxStage that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As part of our Board’s annual review of director independence, our Board considered the recommendation of our Nominating and Corporate Governance Committee and reviewed any transactions and relationships between each non-employee director or any member of his or her immediate family and NxStage.

Our Board has determined that each of our directors and nominees for director, other than Mr. Burbank, our Chief Executive Officer, is an independent director for purposes of serving on the Board and with respect to each director’s respective committee membership. Our Board made the same determination with respect to our former director Barry M. Straube at the time he was serving.

Communicating with Our Board

Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if, and as, appropriate. The Chairman of our Board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate based on procedures approved by a majority of the independent directors. Under these procedures, communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of our Board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and marketing matters.

Stockholders and interested parties who wish to send communications to our Board should address such communications to Board of Directors, c/o Winifred L. Swan, Secretary, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors, consistent with the criteria approved by our Board, and recommending individuals to be nominated for election as directors. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates may include requests to members of our Board and others for recommendations, the utilization of director search firms to help identify and recruit potential candidates, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of our Nominating and Corporate Governance Committee and our Board. Mr. Peters and Ms. Donigan, who became directors in June 2016 and July 2016, respectively, were recommended as potential candidates by a director search firm.

In considering whether to recommend any candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our Nominating and Corporate Governance Committee applies the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on our Board should be considered by our Nominating and Corporate Governance Committee in the director identification and nomination process. Our Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, viewpoints and backgrounds. Our Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a nominee. The backgrounds and qualifications of our directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. We believe that the current composition of our Board reflects such desired diversity in business and professional experience, skills and background.

Stockholders may recommend potential director candidates for consideration by our Nominating and Corporate Governance Committee by submitting the candidate’s name and appropriate biographical information, and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Winifred L. Swan, Secretary, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843. Assuming that appropriate biographical information has been provided on a timely basis, our Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by our Nominating and Corporate Governance Committee or our Board, by following the procedures provided in our bylaws and described in the Other Matters — Stockholder Proposals for the 2018 Annual Meeting section of this proxy statement.

Committees and Meetings

Our Board has three standing committees, which are described in the table below. Each committee is governed by a written charter approved by our Board and posted on the Investor Relations — Corporate Governance section of our website, www.nxstage.com. Each member of our three standing committees is independent as defined under applicable NASDAQ rules, and each member of our Audit Committee satisfies the additional independence requirements under Rule 10A-3 of the Exchange Act.

Committee	Principal Functions and Responsibilities	Members	Meetings in 2016
Audit

•      Appoint, approve the compensation of, and assess the independence of our registered public accounting firm.

•      Oversee the work of our registered public accounting firm, including through the receipt and consideration of reports from the firm.

•      Review and discuss with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures.

•      Monitor our internal controls over financial reporting and disclosure controls and procedures.

•      Provide oversight of information security risks.

•      Oversee our internal audit function.

•      Establish policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns.

•      Meet independently with our internal audit staff, registered public accounting firm and management.

•      Review and approve or ratify any related person transactions.

		Daniel A. Giannini (Chair)† Jean K. Mixer Reid S. Perper	9
Compensation	• Review and approve, or make recommendations to our Board with respect to, the compensation of our executive officers. • Oversee an evaluation of our senior executives. • Oversee an annual review by our Board concerning management succession planning. • Administer our incentive plans. • Review and make recommendations to our Board with respect to director compensation.	Craig W. Moore (Chair) Heyward R. Donigan Robert G. Funari Earl R. Lewis Jean K. Mixer	4

Committee	Principal Functions and Responsibilities	Members	Meetings in 2016
Nominating and Corporate Governance	• Identify individuals qualified to become directors. • Review and make recommendations to our Board with respect to our Board leadership structure. • Recommend to our Board the persons to be nominated for election as directors and appointed to each of our committees. • Review and assess our Corporate Governance Guidelines and recommend changes to our Board. • Oversee an annual self-evaluation of our Board.	Robert G. Funari (Chair) Reid S. Perper James J. Peters	6

†	Determined by our Board to be an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act and financially sophisticated as required by applicable NASDAQ rules.

In 2016, our Board met 10 times and each of our current directors attended at least 75% of the total number of meetings of our Board and the committees on which he or she then served. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our then-serving directors attended our 2016 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions. We have posted a copy of the code on our website, www.nxstage.com. In addition, we will post on our website all disclosures that are required by law or NASDAQ rules concerning any amendments to, or waivers of, our code.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past fiscal year been an officer or employee of NxStage. None of the members of our Compensation Committee has formerly been an officer of NxStage. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. None of the members of our Compensation Committee had any relationship with us that requires disclosure under any paragraph of Item  404 of Regulation S-K under the Exchange Act.

Audit Committee Report

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of NxStage’s accounting and reporting processes and the audits of NxStage’s consolidated financial statements.

The Audit Committee has reviewed NxStage’s audited financial statements for the fiscal year ended December 31, 2016 and has reviewed and discussed these financial statements with NxStage’s management and Ernst & Young LLP, NxStage’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young various communications that Ernst & Young is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, other standards of the Public Company Accounting Oversight Board, the rules and regulations of the SEC and other applicable regulations.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young the independence of Ernst & Young.

Based on its review and discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to NxStage’s Board of Directors that the audited financial statements be included in NxStage’s Annual Report on Form 10-K for the year ended December 31, 2016.

By the Audit Committee of the Board of Directors:

Daniel A. Giannini (Chair)

Jean K. Mixer

Reid S. Perper

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees for professional services by Ernst & Young, our independent registered public accounting firm, that were billed to us for each of the last two fiscal years. All such services were approved by our Audit Committee in accordance with the pre-approval policies and procedures described below.

Fee Category	2016	2015
Audit Fees[1]	$1,891,163	$1,692,136
Audit-Related Fees[2]	28,000	28,300
Tax Fees[3]	215,702	323,050
All Other Fees[4]	2,000	2,000

Total Fees	$2,136,865	$2,045,486

(1)	Audit fees consist of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees.” These fees include the annual audit of our 401(k) plan.

(3)	Tax fees consist of fees for tax compliance services, including preparation of tax returns and tax advice, and tax consultations related to international transfer pricing matters. Includes tax compliance fees of $138,202 in 2016 and $105,765 in 2015.
(4)	All other fees consist of fees for using the online accounting research tools of Ernst & Young.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specific types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. At the time of such pre-approval, the type of services to be provided, and the fees relating to those services, are detailed and also generally subject to a maximum dollar amount. In addition, the Audit Committee Chair is authorized to approve audit and non-audit services between committee meetings, provided such approvals are reported at the next regularly scheduled meeting of the Audit Committee. Our Audit Committee reviews with management all services provided by our independent registered public accounting firm and all related fees charged at least annually.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Review, Approval and Ratification of Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Any related person transactions that are ongoing in nature are reviewed annually.

Whenever practicable, the reporting, review and approval will occur before entry into the transaction. If advance review and approval is not practicable, our Audit Committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of our Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting.

A related person transaction reviewed under these policies and procedures will be considered approved or ratified if it is authorized by our Audit Committee after disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value involved in the related person transaction;

•	the approximate dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that is assessed as material in light of the circumstances of the particular transaction.

Our Audit Committee may approve or ratify the transaction only if our Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. Our Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of these policies and procedures:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where the related person and all other related persons own in the aggregate less than a 1% equity interest in such entity, (2) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (3) the amount involved in the transaction equals less than the greater of $200,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our Restated Certificate of Incorporation or By-laws.

These policies and procedures also provide that transactions involving compensation of executive officers will be reviewed and approved by our Compensation Committee in the manner specified in its charter.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our 2016 executive compensation program and explains how our Compensation Committee made its compensation decisions for our executive officers whose compensation is included in the Summary Compensation Table below, referred to as our named executive officers. They are:

Jeffrey H. Burbank	Chief Executive Officer
Joseph E. Turk, Jr.	President
Matthew W. Towse	Senior Vice President and Chief Financial Officer
Robert S. Brown	President, NxStage Kidney Care
Winifred L. Swan	Senior Vice President and General Counsel

Executive Summary

Executive compensation levels and programs for our named executive officers in 2016 were set and structured to retain, incentivize and reward executives. As in prior years, total compensation for our named executive officers continued to be focused heavily on performance-based compensation, with equity awards used to encourage long-term stockholder value creation. In order to establish a strong link between executive pay and corporate performance, our Compensation Committee chose to continue to put a significant percentage of our named executive officers’ 2016 compensation at risk under our annual and long-term incentive plans, which are described below.

For our 2016 corporate bonus plan, our Compensation Committee selected objectives related to revenue growth from sales of our medical products, operations at our Kidney Care dialysis centers, and overall financial performance. Overall, we performed well against these multi-faceted corporate goals. In 2016, we reported record revenues driven by sales of our System One hemodialysis system and related medical products in the home and critical care markets. Most of our named executive officers earned short-term incentive awards at 70% of target, reflecting a strong level of corporate performance in 2016 moderated by unfavorable fluctuations in currency exchange rates and the performance of our Kidney Care dialysis centers, which did not meet the growth metrics selected by our Compensation Committee. Long-term incentive compensation for our named executive officers in 2016 was split equally between stock options and performance shares. Our performance shares enable our named executive officers to earn compensation above the market median only for superior performance. Consistent with this design, our Compensation Committee selects ambitious performance objectives for these equity incentive awards. For our 2016 performance share plan, our Compensation Committee selected revenue growth in the home market as the performance objective at levels that reached higher than the home revenue targets for our 2016 corporate bonus plan. Although we achieved record revenues and over 14% growth in the home market during 2016, we did not meet the 15% minimum home growth target under our 2016 performance share plan, which did not afford any proration for substantially achieving such results. Accordingly, our named executive officers did not receive any payouts under that plan, further demonstrating our pay-for-performance philosophy.

Our Executive Compensation Philosophy and Objectives

We believe that the total compensation of our named executive officers should support the following objectives:

•	attract, retain and reward executives who can help us to achieve our business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable performance goals; and

•	align executives’ long-term incentives with the interests of our stockholders.

To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the goal of targeting total compensation at levels it believes are competitive with those of other companies that compete with us for executive talent in our industry and our region. In order to better align the interests of our executives with stockholders, a significant percentage of our named executive officers’ target total compensation is at risk — meaning it is dependent upon the achievement of key strategic, financial and operational goals and the amount of compensation that is actually realized is tied to changes in our stock price during the performance and vesting periods of annual and long-term awards. Our at-risk, performance-based compensation is comprised of annual incentive bonuses, intended to compensate for the achievement of short-term performance goals, and long-term equity incentives, intended to compensate for the achievement of performance goals, retain executives and allow them to participate in the long-term success of NxStage as reflected in stock price appreciation. We believe our emphasis on performance-based incentive compensation achieves a number of important goals, including aligning our executives’ interests with appropriate business risk and the long-term interests of our stockholders and rewarding our executives only when key financial and business metrics are achieved.

At our 2016 annual meeting of stockholders, 97% of the votes cast on our “say on pay” proposal were in favor of the compensation of our named executive officers. Our Compensation Committee believes that this level of approval supports its conclusion that our existing executive compensation programs continue to be appropriate and effective in compensating executives for performance and aligning executive interests with long-term stockholder interests. Our Compensation Committee continues to monitor executive compensation practices and intends to make changes as necessary to ensure that our executive compensation program continues to support our corporate goals and our compensation philosophy, as described above.

How Executive Compensation is Determined

Our Compensation Committee has primary responsibility for reviewing, setting and approving the compensation of our named executive officers. In fulfilling this responsibility, our Compensation Committee relies on three key elements: market referencing, performance considerations, and the exercise of judgment. These elements are described below. Our Compensation Committee also engages an independent compensation consultant to assist it with providing advice on executive compensation-related matters.

Role of Compensation Consultant.    Our Compensation Committee believes that independent advice is important in developing our executive compensation program and has engaged the services of independent consulting firms to assist its evaluation of executive compensation. Since 2009, our Compensation Committee has engaged the services of Radford, an Aon Hewitt consulting company, because of its reputation as a premier compensation consultancy firm and its expertise in the technology and life sciences sectors, with distinct access to compensation data within the medical device industry. Radford reports directly to our Compensation Committee and provides it with design alternatives for compensation programs and with data regarding the compensation of executive officers and non-employee directors at peer and other companies in order to assist our Compensation Committee in its determination of whether the overall compensation packages for each of our named executive officers and the compensation paid to our non-employee directors are appropriate and competitive. Radford is engaged exclusively by our Compensation Committee on executive and director compensation matters and does not provide any other consulting or other services to NxStage. Our Compensation Committee has considered the independence of Radford pursuant to SEC rules and has determined that no conflicts of interest are raised by the engagement.

On an annual basis, Radford works with our Compensation Committee to (1) help define the group of companies that should be included in our compensation peer group, (2) provide market data on executive and director compensation and compare our executive and director compensation to that of our peer group and (3) analyze and make recommendations regarding all aspects of our executive compensation programs, including base salary and short- and long-term incentive awards, and the compensation paid to our non-employee directors. Representatives of Radford periodically attend or make presentations at Compensation Committee meetings.

Market Referencing Against a Peer Group.    We base our compensation decisions partly on relevant market information, by comparing our executive target total compensation (annual base salary, annual target bonus and long-term equity awards at target) to compensation paid or provided to employees in comparable roles within our peer group, described below. Our peer group consists of national and regional health care companies that we believe are generally comparable to NxStage in terms of organizational structure, size and stage of development, and against which we believe we compete for executive talent.

To help establish our peer group, our Compensation Committee requested Radford to identify publicly traded companies in the medical device and equipment industry between 1/3 and 3 times the size of NxStage, based on number of employees, revenue, revenue growth and market value. Working with our Compensation Committee, Radford then evaluated each such company based on products and business strategy and recommended for inclusion in our peer group those companies that were most comparable to NxStage based on product focus, business strategy, developmental stage, and financial profile. Our Compensation Committee considered adding a small number of healthcare services companies to our peer group to account for our Kidney Care activities, but determined that such additions were not necessary at the time.

Applying this methodology, our Compensation Committee approved the following companies for our peer group, which was used in making 2016 executive compensation determinations:

Abaxis, Inc.	ABIOMED, Inc.
Accuray Incorporated	Analogic Corporation
AngioDynamics, Inc.	Atrion Corporation
Cantel Medical Corp.	Cyberonics, Inc.
DexCom, Inc.	Endologix, Inc.
HeartWare International, Inc.	ICU Medical, Inc.
Insulet Corporation	Masimo Corporation
Merit Medical Systems, Inc.	Natus Medical Incorporated
NuVasive, Inc.	Spectranetics Corporation
Thoratec Corporation	Wright Medical Group, Inc.

This is substantially the same peer group that was used in 2015, except that Analogic Corporation and Endologix, Inc. were added to replace ArthroCare Corporation and Volcano Corporation, each of which was acquired and no longer publicly traded. In addition to our peer group data, Radford provided our Compensation Committee with broader survey data from the Radford Global Technology Survey for use in 2016 compensation decisions for our named executive officers. Radford works with our human resources department to match NxStage positions against survey positions and to compile the compensation data for each named executive officer. Our human resources department does not direct or oversee Radford’s activities.

Our philosophy is that base salaries should be targeted at the 50th percentile of our peer group to provide a fair and competitive level of pay, while offering opportunities to earn up to the 75th percentile through performance-based cash and equity awards that reward superior performance. We believe these target percentiles enable us to attract and retain top-level talent while maintaining our overall objective of strongly linking executive compensation to NxStage performance. These are overall guidelines, and we may vary them based on an individual’s performance, experience level and importance to NxStage, the difficulty of replacing the individual, NxStage’s performance and other financial and market factors.

Performance Considerations.    In addition to considering market and peer group data for executive compensation, we compensate our executives based on their performance as a team in achieving our business objectives, as well as their individual performance. To assist our evaluation of individual executive performance, we conduct an annual performance review. The performance review process is designed to guide performance discussions, establish performance objectives and communicate annual achievements. Our Compensation Committee annually evaluates the performance of our Chief Executive Officer, and our Chief Executive Officer annually evaluates the performance of our other named executive officers, in consultation with our Audit Committee for our Chief Financial Officer. Our Compensation Committee reviews our Chief Executive Officer’s assessment of the performance of the other named executive officers.

Compensation Committee and Chief Executive Officer Judgment.    The design of our executive compensation program is guided by the application of market and peer group data and corporate and individual performance considerations as well as the application of judgment by our Compensation Committee and, with respect to his direct reports, the judgment of our Chief Executive Officer. While our Compensation Committee is

responsible for approving awards and setting applicable performance targets, it relies on our Chief Executive Officer’s judgment to evaluate the actual performance of the other named executive officers and recommend appropriate salary and incentive awards including, where appropriate, adjustments to reflect individual performance. Our Compensation Committee takes his assessments and recommendations into account when determining compensation for the other named executive officers. Our Chief Executive Officer participates in Compensation Committee meetings, at the request of our Compensation Committee, in order to provide background information and explanations supporting his recommendations. Our Chief Executive Officer is not present during any portion of Compensation Committee meetings at which his compensation is discussed or established.

Our Compensation Committee has delegated authority to our Chief Executive Officer, who is also a member of our Board, to grant equity awards, within specified limits, to employees at the level of Vice President and below to facilitate making new hire and retention grants and to reward special accomplishments. Our Compensation Committee has also delegated authority to our Chief Executive Officer to select, within a specified range, the amount of potential awards under our corporate bonus plan for employees at the level of Vice President and below.

Components of our Executive Compensation Program and 2016 Executive Compensation

Our executive compensation program consists of fixed compensation elements, comprised of base salary and employee benefits, and variable at-risk performance-based elements, comprised of annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. Our variable at-risk performance-based compensation elements are designed to reward performance at two levels: actual corporate performance compared to annual business goals, and corporate performance in terms of long-term stockholder value creation through business growth and stock price appreciation. We believe that our overall compensation approach enables us to remain competitive with our industry peers while ensuring that our executives are appropriately incentivized to both deliver short-term results and create long-term stockholder value. The components of our named executive officers’ 2016 compensation are described below.

Base Salary

Our philosophy is that base salaries should be targeted at the 50th percentile of our peer group to provide a fair and competitive level of pay. When establishing base salaries, our Compensation Committee also considers the individual’s experience and skill set, the level of the individual’s responsibility, the individual’s performance, prevailing economic conditions and internal pay equity. Our Compensation Committee reviews base salaries at least annually and adjusts them from time to time to realign salaries with market levels after taking into account the factors identified above. In accordance with the process described above our Compensation Committee increased the 2016 base salaries for our named executive officers to the levels shown below.

	2016 Base Salary ($)	Increase From 2015
Jeffrey H. Burbank	625,000	9%
Joseph E. Turk, Jr	400,000	11%
Matthew W. Towse	355,000	6%
Robert S. Brown	345,000	10%
Winifred L. Swan	345,000	8%

Annual Incentive Plan

We grant annual short-term incentive awards to our executives and other bonus eligible employees under our corporate bonus plan. Annual short-term incentives are intended to reward the achievement of key corporate performance objectives and, as judged by our Compensation Committee and Chief Executive Officer, exceptional individual performance. At the beginning of each year, our Compensation Committee, in collaboration with our Chief Executive Officer, develops performance goals that are believed to be attainable with hard work over the next year. Our Compensation Committee approves each year’s plan and metrics to ensure an accelerated and ongoing degree of difficulty commensurate with our short- and long-term business plan. Any short-term incentive awards that are earned are typically paid in the first quarter of the following fiscal year.

For our 2016 corporate bonus plan, our Compensation Committee selected objectives related to (1) revenue growth from sales of our medical products and financial performance within our products business (products business objectives) and (2) operations at our Kidney Care dialysis centers (Kidney Care objectives), and assigned relative weights to these objectives, as follows:

For the products business objectives, our Compensation Committee assigned the greatest weight to revenue growth in the home market, reflecting our belief that the home market represents our largest market opportunity. Our Compensation Committee also considered the remaining objectives — cash generated from our products business, revenue in the critical care and in-center markets and operating income of our products business — to be important to our business success. Our investors closely monitor all of these metrics to gauge our corporate performance.

For the Kidney Care objectives, our Compensation Committee assigned the greatest overall weight to total patient census, reflecting the importance of gaining operational experience with this new care delivery model as well as optimizing existing resources and infrastructure. This overall patient census objective was further split between the number of patients being treated in our Kidney Care clinics and those being treated by Kidney Care staff at skilled nursing facilities (SNF) as part of our strategic initiative to expand into this adjacent market. Given our continued investments in this recent services initiative, our Compensation Committee also considered operating income (loss) in our Kidney Care segment to be important in demonstrating the success of this model.

Our Compensation Committee determined that these objectives would appropriately encourage our executives and other bonus eligible employees to achieve superior financial performance for NxStage, and that the weight assigned to each objective would appropriately emphasize the relative importance of our top corporate performance priorities.

Our Compensation Committee further allocated the two groups of objectives described above among our named executive officers based on expectations regarding their relative areas of responsibility and focus during 2016. The allocation of performance objectives among our named executive officers is summarized below.

Potential payouts under the annual incentive awards, stated as a percentage of our named executive officers’ 2016 base salaries, required that overall performance against the applicable objectives fall within a range of achievements, as follows:

	Threshold	Target	Stretch	Outstanding
Jeffrey H. Burbank	60%	120%	150%	180%
Joseph E. Turk, Jr.	38%	75%	94%	113%
Matthew W. Towse	25%	50%	63%	75%
Robert S. Brown	25%	50%	63%	75%
Winifred L. Swan	25%	50%	63%	75%

If a threshold performance level for a particular objective was not achieved, no portion of the annual bonus would be earned with respect to that objective. The payout on performance between the nearest reference points is interpolated on a straight-line basis.

For 2016, our Compensation Committee maintained the bonus percentages for Messrs. Towse and Brown and Ms. Swan at their 2015 levels. Our Compensation Committee increased the bonus percentages for Mr. Burbank and Mr. Turk to better reflect their respective market position relative to comparable executives within our peer group and to account for the increasing breadth of their respective responsibilities at NxStage.

Our performance compared to the objectives selected for our 2016 corporate bonus plan is summarized below (dollar amounts in millions).

*	The critical care/in-center revenue objective is based on reported results, excluding sales under a particular in-center customer contract, certain sales arising from prior period efforts and certain other adjustments. The products business operating income objective excludes the cost of certain discretionary bonus amounts, which were not paid to the named executive officers. The products business cash generation objective is based on the net cash generated by the products business, excluding cash paid for interest and taxes relating to our manufacturing operations and proceeds from stock option exercises.

The specific targets for Kidney Care’s patient census are not disclosed as they are highly confidential. Disclosing such confidential information would provide competitors and other third parties with insight into our internal planning processes and operational strategies, which could cause us competitive harm. For Kidney Care, the performance objectives relating to our patient census at our clinics and at skilled nursing facilities were designed to be attainable with hard work during the course of 2016 and commensurate with the level of difficulty associated with the other Kidney Care objective. In 2016, we did not meet either of the threshold objectives for our Kidney Care patient census under our corporate bonus plan.

NxStage achieved 87% of the targeted products business objectives and none of the targeted Kidney Care objectives. In accordance with the allocation of performance objectives described above, Messrs. Burbank, Turk and Towse and Ms. Swan were eligible to receive 70% of their targeted short-term incentive awards and Mr. Brown was eligible to receive 17% of his targeted short-term incentive award. Based on our performance against the objectives of our 2016 corporate bonus plan and Mr. Burbank’s assessment of the performance of his direct reports during 2016, our Compensation Committee approved in March 2017 the payment of the following short-term incentive awards to our named executive officers:

2016 Award ($)
Jeffrey H. Burbank	523,757
Joseph E. Turk, Jr.	209,503
Matthew W. Towse	123,956
Robert S. Brown	37,433
Winifred L. Swan	120,464

Long-Term Incentive Plan

Equity awards are the vehicle we use to offer long-term performance-based incentives to our executives. We provide our named executive officers with long-term performance-based incentives to incentivize long-term value creation, to promote retention and to further align the interests of our executives with those of our stockholders by tying compensation actually earned to stock price changes during the performance and vesting periods. Our Compensation Committee generally delivers long-term performance-based incentives in the form of annual grants of performance shares and stock options. Performance shares enable our executives to earn restricted stock units if specified annual performance objectives are met. Any awards that are earned based on the achievement of the performance objectives vest and are settled in shares of our common stock over three years, based on the executive’s continued service with us. Stock options allow our executives to purchase shares of our common stock at the market price fixed on the option’s grant date, offering our executives value only upon the appreciation of our stock. Stock option grants generally vest over 48 months based on the executive’s continued service with us and expire after 10 years. We believe our performance-based equity awards create an ownership culture and help to align the interests of our executives with our stockholders. In addition, the time-based vesting features of such awards promote executive retention by providing an incentive for our executives to remain in our employ during the vesting period.

All equity grants to our executive officers are approved by our Compensation Committee. Our Compensation Committee determines the size of our executive officers’ long-term equity awards by considering:

•	long-term equity compensation and targeted total compensation of executives holding similar position in our peer group;

•	the executive officers’ performance;

•	the amount of equity previously awarded to the executive;

•	retention considerations;

•	the vesting conditions of such awards; and

•	our Chief Executive Officer’s recommendations (other than with respect to his own awards).

Our long-term equity awards are established with the intent of delivering total compensation to our named executive officers between the 50th and 75th percentiles of our peer group, depending upon performance. This approach reflects our overall philosophy that our compensation program should offer opportunities to earn above the market median for superior performance. The total value for such performance-based compensation is split equally between grants of performance shares and stock options to align our equity compensation program with peer group and broader industry practices, to encourage retention and to further incentivize our executive officers to focus both on short-term performance and long-term value creation for our stockholders. In 2016, our Compensation Committee’s market analysis of executive compensation indicated that our long-term equity awards were not delivering the intended value relative to our peer group. In order to make our executive compensation program more competitive, our Compensation Committee increased the targeted value of our equity awards for most of our named executive officers.

After our Compensation Committee approves the targeted value of our executives’ equity awards at the grant date, the number of performance shares and stock options granted is determined using two valuation models. For performance shares, our Compensation Committee uses a total value delivery model, which calculates share amounts by dividing the targeted value by the 30-day average market share price of our common stock preceding the date of grant. For stock options, our Compensation Committee uses an intended value delivery model, which calculates option amounts by dividing the intended value by the option value derived using the Black-Scholes methodology. This methodology is dependent upon the market prices for our common stock, and movements in such prices can change the total number of stock options granted. Because performance shares are so-called “full value” awards (delivering a share without payment of an exercise price), we generally grant significantly fewer performance shares than the number of stock options we would grant for a similar purpose.

In March 2016, our Compensation Committee granted our named executive officers the performance shares and stock options set forth in the 2016 Grants of Plan-Based Awards table that follows this Compensation Discussion and Analysis. Our Compensation Committee selected revenue growth in the home market as the performance objective for our performance shares, reflecting our belief that the home market represents our largest market opportunity and also the keen investor interest in this metric. The home revenue targets for our performance shares are generally higher than the home revenue targets for our corporate bonus plan by design. Performance shares enable our named executive officers to earn compensation above the market median only for superior performance. Accordingly, ambitious performance objectives are generally selected for these equity awards, with a minimum performance threshold that does not afford any proration for substantially achieving such metric. In prior years, performance between the threshold and maximum revenue targets selected by our Compensation Committee would result in 25% to 100% of the performance shares being earned. In two of the three preceding years, however, the minimum threshold was set at a level that resulted in no performance shares being earned, and in the third year, 100% of the performance shares were earned. To mitigate concerns that the performance shares were inadvertently functioning as an “all or nothing plan” and potentially losing their motivational value, our Compensation Committee designed a more graduated plan for 2016 that included a 15% payout tier.

Our performance compared to the revenue growth targets selected for our 2016 performance shares, and the corresponding percentage of performance shares earned, is summarized below (dollar amounts in millions).

Since NxStage did not achieve the threshold revenue required for the 2016 performance shares to be earned, our named executive officers did not earn any of their 2016 performance shares, further demonstrating our pay-for-performance philosophy.

Employee Benefits

We maintain broad-based benefits that are provided to all U.S. employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans on the same basis as other employees. We match 100% of the first 3%, and 50% of the next 2%, of the employee’s compensation contributed to the 401(k) plan, subject to then-current Internal Revenue Service limits on the amount that may be contributed by employees to such plans. All of our named executive officers participate in our 401(k) plan and receive matching contributions according to this formula.

Severance and Change-In-Control Benefits

Our named executive officers are entitled to certain payments and benefits in the event of the termination of their employment under certain circumstances specified in our employment agreements with them, including termination following a change in control of NxStage. We do not consider the specific amounts payable under these agreements when establishing annual compensation. Instead, the purpose of these benefits is to ensure that we remain competitive in attracting and retaining executives within our industry and peer group and that we retain our key executives during a potentially critical time in the event NxStage experiences a change in control. After reviewing the practices of companies included in our peer group, we believe that our severance and change-in- control benefits are generally in line with those offered to executives in our peer group.

We have structured our named executive officers’ change-in-control benefits under their employment agreements as “double trigger” benefits. In other words, the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated without cause or the executive resigns for good reason during a specified period after the change in control. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change In Control” below.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and our three most highly-paid named executive officers (other than the Chief Financial Officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We are asking our shareholders to approve the 2014 Plan at the Annual Meeting consistent with the requirements of the performance-based compensation exception under §162(m). Our Compensation Committee believes that a compensation program that attracts, retains and rewards executives necessary for our success is in the best interests of NxStage and our stockholders. It also believes that, in establishing the cash and equity incentive compensation program for NxStage’s executive officers, the potential deductibility of the compensation payable under that program should only be one of a number of relevant factors taken into consideration. Consequently, our Compensation Committee may pay or provide compensation in excess of $1 million that is not exempt from the deduction limitations under §162(m).

Compensation Program Risk Assessment

We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on NxStage. We believe our approach to goal setting, selection of targets, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Weighting much of our compensation towards long-term incentive compensation discourages short-term risk taking. Further, the metrics that determine payouts for our executive officers span all of our operations and we believe encourage decision-making that is in the best long-term interests of NxStage and our stockholders as a whole. Finally, the multi-year vesting of our equity awards is intended to properly account for the time horizon of risk.

In addition, our insider trading policy prohibits short selling of our common stock or the purchase or sale of financial instruments designed to hedge any decrease in the market value of our common stock, and requires, with limited exceptions, that our executive officers purchase or sell shares of our common stock only pursuant to SEC Rule 10b5-1 trading plans.

Compensation Committee Report

The Compensation Committee is responsible for the oversight of NxStage’s compensation programs on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

Based on the review and discussions referred to above, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in NxStage Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

By the Compensation Committee of the Board of Directors:

Craig W. Moore (Chair)

Heyward R. Donigan

Robert G. Funari

Earl R. Lewis

Jean K. Mixer

Executive Compensation

The following table reports information about the compensation paid or granted to, or earned by, our named executive officers during each of 2016, 2015 and 2014, respectively.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]	Total ($)
Jeffrey H. Burbank	2016	610,417	389,375	1,499,998	523,757	10,600	3,034,147
Chief Executive Officer	2015	558,959	295,465	1,250,362	615,433	10,600	2,730,819
	2014	496,912	308,095	955,145	466,440	12,175	2,238,767
Joseph E. Turk, Jr	2016	388,334	259,582	999,995	209,503	10,600	1,818,014
President	2015	357,083	147,724	625,181	231,189	10,600	1,371,777
	2014	338,643	107,150	332,221	188,370	10,400	976,784
Matthew W. Towse	2016	349,167	129,789	499,997	123,956	10,600	1,113,509
Chief Financial Officer	2015	327,708	94,546	400,112	179,278	10,600	1,012,244
	2014	305,625	107,150	332,221	139,035	10,400	894,431
Robert S. Brown	2016	336,250	103,833	399,999	37,433	10,600	888,115
President, NxStage Kidney Care	2015	313,542	94,546	400,112	127,784	10,600	946,584
	2014	306,404	107,150	332,221	80,600	10,400	836,775
Winifred L. Swan	2016	337,708	103,833	399,999	120,464	10,600	972,604
General Counsel	2015	314,896	76,819	325,094	171,251	10,600	898,660
	2014	299,890	87,066	269,933	135,671	10,400	802,960

(1)	Represents the aggregate grant date fair value, excluding the effect of estimated forfeitures, of annual performance share awards under our performance share plan, based on the probable outcome of performance conditions (which was at the 25% payout level). The grant date fair value of the 2016 performance share awards, assuming achievement of the highest level of performance conditions, is $1,557,501, $1,038,329, $519,157, $415,332 and $415,332 for the awards to Messrs. Burbank, Turk, Towse and Brown and Ms. Swan, respectively. Since NxStage did not achieve the threshold performance required for the 2016 performance shares to be earned, our named executive officers did not earn any of their 2016 performance shares.

(2)	Represents the aggregate grant date fair value, excluding the effect of estimated forfeitures, of annual stock option awards. Because the value of stock options is dependent on the future market price of our common stock, there can be no assurance that the reported value will ever be realized by our named executive officers. The assumptions we used to calculate the grant date fair value of these stock options are included in Note 12, Stock Plans and Stock-Based Compensation to our consolidated financial statements included in our 2016 Annual Report on Form 10-K filed with the SEC on February 28, 2017.

(3)	Represents amounts earned under our annual corporate bonus plan for the year in question.

(4)	For 2016, represents NxStage matching contributions to our named executive officers’ 401(k) plan accounts.

2016 GRANTS OF PLAN-BASED AWARDS

The following table reports information about incentive awards granted to our named executive officers in 2016.

	Grant Date	Committee Approval Date	Estimated future payouts under non-equity incentive plan awards ($)[1]			Estimated future payouts under equity incentive plan awards (#)[2]			All other option awards: Number of securities underlying options (#)[3]	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)[4]
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey H. Burbank			375,500	750,000	1,125,000
	3/9/2016	3/7/2016				14,995	24,992	99,968			389,375
	3/9/2016	3/7/2016							268,159	15.58	1,499,998
Joseph E. Turk, Jr.			150,000	300,000	450,000
	3/9/2016	3/7/2016				9,997	16,661	66,645			259,582
	3/9/2016	3/7/2016							178,772	15.58	999,995
Matthew W. Towse			88,750	177,500	266,250
	3/9/2016	3/7/2016				4,998	8,331	33,322			129,789
	3/9/2016	3/7/2016							89,386	15.58	499,997
Robert S. Brown			86,250	172,500	258,750
	3/9/2016	3/7/2016				3,999	6,665	26,658			103,833
	3/9/2016	3/7/2016							71,509	15.58	399,999
Winifred L. Swan			86,250	172,500	258,750
	3/9/2016	3/7/2016				3,999	6,665	26,658			103,833
	3/9/2016	3/7/2016							71,509	15.58	399,999

(1)	Represents potential awards under our 2016 corporate bonus plan. Performance achieved at a level between the applicable targets would result in a proportionate adjustment to the amount of bonus earned, provided that the threshold goal must be achieved in order for the portion of the bonus associated with such goal to be earned. Amounts actually earned by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Our 2016 corporate bonus plan is described in the Compensation Discussion & Analysis — Annual Incentive Plan section of this proxy statement.

(2)	Represents awards under our 2016 performance share plan. Performance achieved at a level between the applicable targets would result in a proportionate adjustment to the number of performance shares earned, provided that the threshold goal must be achieved in order for any performance shares to be earned. Since NxStage did not achieve the threshold performance metric for 2016 associated with these awards, our named executive officers did not earn any of their 2016 performance shares. Our 2016 performance share plan is described in the Compensation Discussion & Analysis — Long-Term Incentive Plan section of this proxy statement.

(3)	Represents annual stock option grants issued under our 2014 Omnibus Incentive Plan. Stock options vest in 48 equal monthly installments, generally subject to continued employment. Additional information about these stock options is provided in the Outstanding Equity Awards At 2016 Fiscal Year-End table below.

(4)	Represents the aggregate grant date fair value, excluding the effect of estimated forfeitures, of performance shares, based on the probable outcome of the performance conditions (which was at the 25% payout level), and stock options, as applicable. The assumptions we used to calculate the grant date fair value of these stock options are included in Note 12, Stock Plans and Stock-Based Compensation to our consolidated financial statements included in our 2016 Annual Report on Form 10-K filed with the SEC on February 28, 2017.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock units that have not vested and stock options that have not been exercised for each of our named executive officers outstanding as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested[1] ($)
Jeffrey H. Burbank	3/3/2010	123,900			9.96	3/2/2017
	5/27/2011	41,864			18.59	5/26/2018
	3/9/2012	42,759			18.48	3/8/2019
	3/4/2013	177,612	11,844	(2)	11.03	3/3/2023
	3/10/2014	120,486	54,770	(2)	14.66	3/9/2024
	3/3/2015	89,711	115,347	(2)	16.66	3/2/2025
	3/3/2015						28,022	(3)	734,457
	3/9/2016	50,279	217,880	(2)	15.58	3/8/2026
Joseph E. Turk, Jr.	3/3/2010	5,039			9.96	3/2/2017
	5/27/2011	12,723			18.59	5/26/2018
	3/9/2012	12,880			18.48	3/8/2019
	3/4/2013	42,777	4,120	(2)	11.03	3/3/2023
	3/10/2014	41,907	19,051	(2)	14.66	3/9/2024
	3/3/2015	44,855	57,674	(2)	16.66	3/2/2025
	3/3/2015						9,747	(3)	255,469
	3/9/2016	33,519	145,253	(2)	15.58	3/8/2026
Matthew W. Towse	7/15/2013	32,649	10,081	(4)	14.05	7/14/2023
	7/15/2013						2,820	(5)	73,912
	3/10/2014	41,907	19,051	(2)	14.66	3/9/2024
	3/3/2015	28,707	36,911	(2)	16.66	3/2/2025
	3/3/2015						9,747	(3)	255,469
	3/9/2016	16,759	72,627	(2)	15.58	3/8/2026
Robert S. Brown	5/27/2011	15,223			18.59	5/26/2018
	3/9/2012	15,549			18.48	3/8/2019
	3/4/2013	61,777	4,120	(2)	11.03	3/3/2023
	3/10/2014	41,907	19,051	(2)	14.66	3/9/2024
	3/3/2015	28,707	36,911	(2)	16.66	3/2/2025
	3/3/2015						9,747	(3)	255,469
	3/9/2016	13,407	58,102	(2)	15.58	3/8/2026
Winifred L. Swan	5/27/2011	15,223			18.59	5/26/2018
	3/9/2012	15,549			18.48	3/8/2019
	3/4/2013	44,194	3,348	(2)	11.03	3/3/2023
	3/10/2014	34,050	15,479	(2)	14.66	3/9/2024
	3/3/2015	23,324	29,991	(2)	16.66	3/2/2025
	3/3/2015						7,919	(3)	207,557
	3/9/2016	13,407	58,102	(2)	15.58	3/8/2026

(1)	Based on a stock price of $26.21 per share, the closing market price of our common stock on December 30, 2016.

(2)	These stock options become exercisable in 48 equal monthly installments, with the first vesting occurring one month after the grant date, generally subject to continued employment.

(3)	These restricted stock units were earned under our 2014 performance share plan and vest in three equal annual installments, with the first vesting occurring on the date listed in the Grant Date column, generally subject to continued employment.

(4)	This stock option becomes exercisable as to 25% of the underlying shares on the first anniversary of the grant date and, with respect to the remaining shares, becomes exercisable in 36 equal monthly installments thereafter, generally subject to continued employment.

(5)	This restricted stock unit vests 10%, 20%, 30% and 40% on the first, second, third and fourth anniversaries, respectively, of the grant date, generally subject to continued employment.

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock units during 2016 for each of our named executive officers.

2016 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jeffrey H. Burbank	20,000	237,800	28,021	(2)	433,765
Joseph E. Turk, Jr.	22,913	249,103	9,746	(2)	150,868
Matthew W. Towse	12,072	117,147	11,861	(3)	196,827
Robert S. Brown			9,746	(2)	150,868
Winifred L. Swan	8,479	99,532	7,919	(2)	122,586

(1)	Represents the difference on the date of exercise between the closing market price of our common stock and the stock option’s exercise price multiplied by the number of shares of stock that were received upon exercise.

(2)	Represents the annual vesting of restricted stock units that were earned based on the achievement of financial performance targets in accordance with the terms of our 2014 performance share plan.

(3)	Represents the annual vesting of restricted stock units that were granted in connection with Mr. Towse’s appointment as our Chief Financial Officer and that were earned based on the achievement of financial performance targets in accordance with the terms of our 2014 performance share plan.

Potential Payments Upon Termination or Change in Control

Our employment agreements with our named executive officers provide them with certain payments and benefits following termination of their employment. If we terminate a named executive officer’s employment without cause or he or she resigns for good reason other than in connection with a change in control, as such terms are defined in the applicable employment agreement, then the named executive officer will be entitled to receive:

•

severance payments in an amount equal to (1) in the case of Mr. Burbank, his then-current base salary, which will be paid over the 12 months following termination of his employment, or (2) in the case of any other named executive officer, half his or her then-current base salary, which will be paid over the 6 months following termination of his or her employment;

•	continued medical coverage for (1) in the case of Mr. Burbank, 12 months or (2) in the case of any other named executive officer, 6 months; and

•

continued vesting in all stock options and stock awards held at the time of employment termination for (1) in the case of Mr. Burbank, 12 months, or (2) in the case of any other named executive officer, 6 months. Each named executive officer will have a period of 90 days following the expiration of the applicable vesting period to exercise stock options.

If we terminate a named executive officer’s employment without cause either (1) following a change in control or (2) at any time during the three months before an announcement of a change in control, and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if the named executive officer resigns for good reason within 12 months following a change in control, then the named executive officer will be entitled to:

•

a lump sum severance payment equal to (1) in the case of Mr. Burbank, two times his then-current base salary and two times the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year, (2) in the case of Ms. Swan, 1.25 times her then-current base salary and 1.25 times the greater of her annual bonus for the fiscal year preceding her termination or her target bonus for the then-current fiscal year, or (3) in the case of any other named executive officer, his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continued medical coverage for (1) in the case of Mr. Burbank, 24 months, (2) in the case of Ms. Swan, 15 months, or (3) in the case of any other named executive officer, 12 months;

•	full vesting and acceleration of stock options and stock awards held at the time his or her employment is terminated and a period of 90 days to exercise stock options; and

•

in the case of Messrs. Burbank, Turk and Brown and Ms. Swan, a gross-up amount on payments and benefits received under the agreement to compensate for any excise taxes and associated penalties imposed by Section 4999 of the Code.

Each of our named executive officers has signed agreements providing for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by such named executive officer while he or she was employed by us, and a 12 month post-termination period during which such named executive officer will not compete with us or solicit employees or customers of our business. If the named executive officer fails to comply with these covenants, the payments and benefits described above will cease.

If a named executive officer terminates employment with us voluntarily, other than for good reason, if we terminate a named executive officer’s employment as a result of physical or mental disability or for cause, each as defined in the named executive officer’s agreement, or if a named executive officer dies, the named executive officer will receive compensation and benefits through the last day of employment.

In addition, under the present version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan, if NxStage experiences a change in control in which equity awards are continued or assumed, then, except for performance-based awards, 50% of all outstanding awards will vest and the remaining 50% of the awards will continue to vest in accordance with their original schedules. In the case of performance-based awards, 50% of the outstanding awards will be treated as earned and will vest as if target performance were achieved (unless actual performance achieved at the end of the applicable performance period would provide the participant with greater value, in which case such actual performance will be used) and the remaining 50% of such outstanding awards shall be treated in accordance with actual performance achieved at the end of the applicable performance period.

The following table summarizes the potential payments to our named executive officers under various termination and change in control events, in accordance with the terms of their employment agreements and the present version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan described above. The amounts shown below assume that the termination of each named executive officer’s employment and the change in control were each effective as of December 31, 2016. Actual amounts payable upon the termination of any named executive officer or upon a change in control can only be determined definitively at the time of such termination.

Name	Severance Benefit	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause Three Months Before Change in Control; Termination Without Cause At Any Time After a Change in Control; Resignation for Good reason During the 12 Months Following a Change in Control ($)	Change in Control Under 2014 Plan ($)
Jeffrey H. Burbank	Severance Payments	595,000	2,618,000
	Healthcare Benefits[1]	19,414	38,828
	Market Value of Stock Vesting[2]	2,622,474	4,964,471	2,809,756
	Total	3,236,888	7,621,299	2,809,756

Joseph E. Turk, Jr.	Severance Payments	200,000	700,000
	Healthcare Benefits[1]	9,729	19,458
	Market Value of Stock Vesting[2]	765,952	2,632,876	1,534,780
	Tax Gross Up		1,142,672
	Total	975,681	4,495,006	1,534,780

Matthew W. Towse	Severance Payments	177,500	532,500
	Healthcare Benefits[1]	9,720	19,440
	Market Value of Stock Vesting[2]	645,640	1,796,530	1,007,443
	Total	832,860	2,348,470	1,007,443
Robert S. Brown . .	Severance Payments	172,500	517,500
	Healthcare Benefits[1]	9,720	19,440
	Market Value of Stock Vesting[2]	579,372	1,508,174	841,432
	Total	761,592	2,045,114	841,432

Winifred L. Swan .	Severance Payments	172,500	646,875
	Healthcare Benefits[1]	9,707	24,267
	Market Value of Stock Vesting[2]	488,558	1,341,200	757,945
	Total	670,765	2,012,342	757,945

(1)	This value is based upon the medical insurance we provided to each named executive officer as of December 31, 2016 and is valued based on the monthly premiums in effect on December 31, 2016.

(2)	Represents the value associated with cashing out all stock options and restricted stock units that accelerate as a result of the event described in the table, based on a stock price of $26.21, which was the closing market price of our common stock on December 30, 2016. Awards were valued based on the number of shares associated with each accelerated award multiplied by the difference between $26.21 and the exercise price related to such award (if any).

Director Compensation

Non-employee directors are compensated pursuant to the terms of our Board-approved director compensation policy. We do not compensate directors who are also employees for their services as directors.

Each director receives an annual retainer of $40,000, to be paid quarterly, and is entitled to receive the following additional annual retainers based on Committee and Chair service:

	Committee Chair			Committee Member*
Board Chair	Audit	Compensation	Nominating and Corporate Governance	Audit	Compensation	Nominating and Corporate Governance
$55,000	$20,000	$15,000	$10,000	$10,000	$7,500	$5,000

*	Not paid to committee chairs.

To the extent that our Board creates ad-hoc committees in addition to the standing committees identified above, directors will also be entitled to receive $500 per meeting of those committees.

Upon joining our Board, a director is granted stock options to purchase shares of our common stock with a grant date fair value of $155,000 which vests monthly over three years, which grant is pro-rated based on the date the director joins our Board. Thereafter, on the date that each succeeding annual meeting of stockholders concludes, each director who remains a member of our Board is granted stock options to purchase shares of our common stock with a grant date fair value of $126,000 which vests monthly over one year.

Our director compensation policy also sets forth procedures by which directors may elect to receive shares of our common stock in lieu of their cash compensation. Such shares are granted on the last business day of the calendar quarter during which such cash compensation is due, and are valued at the closing market price of our common stock on the grant date.

Our Compensation Committee annually reviews the compensation of our directors to determine whether any adjustments are merited. As part of this review, the Committee’s compensation consultant, Radford, provides a detailed competitive assessment of our non-employee director compensation program’s cash compensation, equity compensation, vesting features and pay mix, measured against our compensation peer group, broader industry practices and proxy advisory firm guidelines. Our Compensation Committee’s most recent review revealed that the annual cash retainer and equity grants were below the median of our peer group. Based on this analysis, our Compensation Committee recommended and our Board approved the following market adjustments to our non-employee director compensation:

•	Annual cash retainer increased to $45,000.

•	Grant date fair value of initial equity award increased to $187,500.

•	Grant date fair value of annual equity award increased to $150,000.

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2016.

2016 DIRECTOR COMPENSATION

	Fees Earned or Paid In Cash ($)	Option Awards ($)[1]	Total ($)
Heyward R. Donigan	21,678	135,890	157,568
Robert G. Funari	106,724	125,995	232,719
Daniel A. Giannini	60,010	125,995	186,005
Earl R. Lewis	46,912	125,995	172,907
Jean K. Mixer	56,915	125,995	182,910
Craig W. Moore	53,815	125,995	179,810
Reid S. Perper	55,014	125,995	181,009
James J. Peters	22,902	144,801	167,703
Barry M. Straube[2]	21,511	125,995	147,506

(1)	For all directors other than Ms. Donigan and Mr. Peters, represents the aggregate grant date fair value, excluding the effect of estimated forfeitures, of a stock option to purchase 15,854 shares of our common stock at an exercise price of $18.32 per share, vesting monthly over one year and granted on May 26, 2016, the date of our 2016 annual meeting of stockholders. For Ms. Donigan, represents the aggregate grant date fair value, excluding the effect of estimated forfeitures, of a stock option to purchase 14,366 shares of our common stock at an exercise price of $21.73 per share, vesting monthly over three years and granted on July 15, 2016, the date she was elected to our Board of Directors. For Mr. Peters, represents the aggregate grant date fair value, excluding the effect of estimated forfeitures, of a stock option to purchase 17,537 shares of our common stock at an exercise price of $19.03 per share, vesting monthly over three years and granted on June 24, 2016, the date he was elected to our Board of Directors. Because the value of stock options is dependent on the future market price of our common stock, there can be no assurance that the reported value will ever be realized by our directors. The assumptions we used to calculate the grant date fair value of these stock options are included in Note 12, Stock Plans and Stock-Based Compensation to our consolidated financial statements included in our 2016 Annual Report on Form 10-K filed with the SEC on February 28, 2017.

The following table shows the aggregate number of shares of our common stock subject to outstanding stock options for each non-employee director as of December 31, 2016.

Name	Shares Subject to Stock Options
Heyward R. Donigan	14,366
Robert G. Funari	84,341
Daniel A. Giannini	77,168
Earl R. Lewis	58,972
Jean K. Mixer	77,168
Craig W. Moore	92,440
Reid S. Perper	92,440
James J. Peters	17,537
Barry M. Straube	61,314

(2)	Dr. Straube resigned from our Board of Directors on June 22, 2016.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides aggregate information about our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights[2]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[3]
Equity compensation plans approved by security holders	5,800,205	$15.02	2,059,835

(1)	Consists of 4,656,405 stock options, 593,326 unvested restricted stock units and 550,474 unearned performance shares (assuming achievement of the highest performance conditions).

(2)	The weighted-average exercise price includes all outstanding stock options, but does not include restricted stock units or performance shares which do not have an exercise price. If the restricted stock units and performance shares were included in this calculation, the weighted average exercise price would be $12.06.

(3)	Consists of 1,851,924 shares of common stock available for future issuance under the present version of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan and 207,911 shares available for future issuance under our 2005 Employee Stock Purchase Plan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2016 our officers, directors and beneficial holders of more than 10% of our common stock complied with all Section 16(a) filing requirements, except that Ms. Swan failed to timely file two Form 4s reporting one transaction each.

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you without charge if you write or call Investor Relations, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843, (978) 687-4700. If you want to receive separate copies of our proxy statement and annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for the 2018 Annual Meeting

Proposals that a stockholder intends to present at our 2018 annual meeting of stockholders and wishes to be considered for inclusion in our proxy statement and form of proxy for that meeting must be received by us no later than December 28, 2017. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals that a stockholder intends to present at our 2018 annual meeting of stockholders, but does not intend to have included in our proxy statement and form of proxy for that meeting, as well as any director nominations, must be received by us not earlier than the close of business on January 25, 2018 and not later than the close of business on February 23, 2018. All such proposals and director nominations must comply with the advance notice provisions of our By-laws.

Notice of any stockholder proposals and director nominations must be in writing and mailed to NxStage Medical, Inc., 350 Merrimack Street, Lawrence, MA, 01843, Attention: Winifred L. Swan, Secretary.

APPENDIX A

Section 1.9 of NxStage’s Amended and Restated By-laws shall be amended as follows, with deletions indicated by strike-throughs and additions indicated by underlining:

1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority in voting power of the shares of stock of that class present or represented and voting on such matter), except when a different vote is required by law, the Certificate of Incorporation or these By-laws. When a quorum is present at any meeting, ~~any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election~~ a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If an incumbent director fails to receive the number of votes required for reelection, such director shall promptly tender his or her offer of resignation to the Chairman of the Board for consideration by the Board of Directors. The Board of Directors (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include, without limitation, the stated reason or reasons why stockholders voted against such director’s reelection, the qualifications of the director, and whether accepting the resignation would cause the corporation to fail to comply with any applicable listing standards or would violate state law. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission.

A-1

APPENDIX B

NxSTAGE MEDICAL, INC.

AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

NxStage Medical, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2014 Omnibus Incentive Plan (the “Plan”), as amended and restated, as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its Employees and customers, and (b) provide a means of obtaining, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and Cash Awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulations Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i), and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or a Cash Award.

2.4 “Award Agreement” means the agreement (which may be in electronic form) between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 17.3.

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cash Award” means an Award denominated in cash.

2.9 “Cause” means, with respect to any Grantee, as determined by the Company and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate (for so long as such agreement remains in effect and, with respect to any such Grantee who is a party to such an agreement, Cause as determined as provided for in such agreement), (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting, or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. The Grantee shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Grantee’s resignation, that discharge for Cause was warranted. Any determination by the Company whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.10 “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all common stock, par value $0.001 per share, of the Company.

2.11 “Change in Control” means the occurrence of any of the following:

(a) the acquisition by an individual, entity, or group (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) (“Acquirer”) of beneficial ownership of any Capital Stock of the Company if, after such acquisition, such Acquirer beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of either (i) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), each as determined on a Fully Diluted Basis; provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company or an employee benefit plan of the Company or an Affiliate or (B) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (i) and (ii) of Section 2.11(c);

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the Effective Date of this Plan or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(c) the consummation of a merger, consolidation, reorganization, recapitalization, or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (ii) no Acquirer (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

2.12 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.13 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.14 “Company” means NxStage Medical, Inc., and its successors.

2.15 “Covered Employee” means a Grantee who is reasonably expected to be a “covered employee” within the meaning of Code Section 162(m)(3).

2.16 “Designated Officer” means the Company’s Chief Executive Officer or other Company officer designated by the Committee to make certain Awards under the Plan.

2.17 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards, or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.18 “Effective Date” means May 22, 2014.

2.19 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.21 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any grant date as follows:

(a) If on such grant date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such grant date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such grant date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, further, that for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.22 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.23 “Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion, or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination

2.24 “Good Reason” means, with respect to any Grantee, as determined by the Company and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate (for so long as such agreement remains in effect and, with respect to any such Grantee who is a party to such an agreement, Good Reason as determined as provided for in such agreement), any significant diminution in the Grantee’s title, authority, or responsibilities from and after a reorganization or Change in Control, as the case may be, or any material reduction in the annual cash compensation payable to the Grantee from and after a reorganization or Change in Control, as the case may be, or the relocation of the place of business at which the Grantee is principally located to a location that is greater than 50 miles from its location immediately prior to such reorganization or Change in Control.

2.25 “Grantee” means a person who receives or holds an Award under the Plan.

2.26 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.27 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.29 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.30 “Other Agreement” shall have the meaning set forth in Section 15.

2.31 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share.

2.32 “Outside Director” means a member of the Board who is not an Employee.

2.33 “Parachute Payment” shall have the meaning set forth in Section 15.

2.34 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.35 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

2.36 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s stockholders in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.37 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.38 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.39 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.40 “Plan” means this NxStage Medical Inc. 2014 Omnibus Incentive Plan, as amended or restated from time to time.

2.41 “Prior Plan” means the Company’s 2005 Stock Incentive Plan, as amended.

2.42 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.43 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.44 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.45 “SAR Price” shall have the meaning set forth in Section 9.1.

2.46 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.47 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Code Section 409A) upon a termination or cessation of Service, references to termination or cessation of Service, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Code Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

2.48 “Service Provider” means an Employee or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate providing services to the Company or an Affiliate.

2.49 “Stock” means the common stock, $0.001 par value per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.50 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.51 “Stock Exchange” means the NASDAQ Stock Market or another established national or regional stock exchange.

2.52 “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10. A Stock Unit may also be referred to as a restricted stock unit.

2.53 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests, or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.54 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.55 “Ten Percent Stockholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall apply.

2.56 “Unrestricted Stock” shall have the meaning set forth in Section 11.1.

2.57 “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

3.	ADMINISTRATION OF THE PLAN

3.1	Committee.

3.1.1	Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2	Composition of Committee.

The Committee shall be the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.

3.1.3	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on the NASDAQ Stock Market, the rules of such Stock Exchange.

3.1.4	Designated Officer.

The Committee may delegate to the Designated Officer the power and authority to grant Awards under the Plan to non-executive Employees who are eligible for Awards under Section 6.1 to the extent permitted by Applicable Laws (including the rules of the Stock Exchange); provided, that the Designated Officer shall not grant Awards covering shares of Stock in excess of the aggregate maximum number of shares of Stock specified by the Committee for such purpose at the time of delegation to the Designated Officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan).

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Committee or any determination to be made by the Committee, such action may be taken or such determination may be made by the Designated Officer in connection with Awards made pursuant to this Section 3.1.4 if the Committee has delegated the power and authority to do so to such Designated Officer. Unless otherwise expressly determined by the Committee, the Designated Officer shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement made pursuant to this Section 3.1.4, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Designated Officer shall be final, binding, and conclusive whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

3.2	Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3	Terms of Awards.

3.3.1	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), the form of settlement of the Award (whether in cash, shares of Stock, or other property) and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided, that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair such Grantee’s rights under such Award, unless the Committee expressly reserved the right to do so at the time the Award was granted or unless provided for in the Plan.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, an Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2	Forfeiture; Recoupment.

Any Award granted pursuant to the Plan, together with the proceeds from the exercise and/or disposition of such Award, shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy, including any policy that is adopted to comply with the requirements of any Applicable Law, including Section 10D of the Exchange Act, or (b) any Applicable Law which imposes mandatory recoupment, under circumstances set forth therein.

3.4	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities, or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current stock price in exchange for cash or other securities.

3.5	Deferral Arrangement.

The Committee may permit or require (at the time of grant) the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided, that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” occurs as defined under Code Section 409A.

3.6	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.

3.7	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1	Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 17, the maximum number of shares of Stock available for issuance under the Plan shall be equal to the sum of (x) eleven million nine hundred thousand (11,900,000) shares of Stock plus (y) the number of shares of Stock available for future awards under the Prior Plan as of the Effective Date plus (z) the number of shares of Stock related to awards outstanding under the Prior Plan as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (the aggregate number of shares in (y) and (z) not to exceed 6,497,788). Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. No fractional shares or other securities shall be delivered under the Plan and the Committee shall determine the treatment of any fractional shares or other securities hereunder.

4.2	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3	Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the grant date.

(b) Any shares of Stock, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, that are subject to an Award other than an Award of Options or SARs shall be counted against the share issuance limit set forth in Section 4.1 as follows: (i) of the 6,300,000 shares added to the Plan as of the Stockholder Approval Date and any additional shares that thereafter become available for issuance pursuant to Section 4.3(c), 1.96 shares for every one (1) share of Stock subject to such Award and (ii) of the remaining shares under the Plan, 1.62 shares for every one (1) share of Stock subject to such Award. Any shares of Stock that are subject to an Award of Options shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award. The number of shares of Stock subject to an Award of SARs shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise thereof. The number of shares issuable under a Performance Share grant that are counted against the share issuance limit set forth in Section 4.1 as of the grant date shall be adjusted, as necessary, to equal the actual number of shares issued upon settlement of the Performance Shares.

(c) Notwithstanding anything to the contrary in Section 4.1, any shares of Stock related to Awards under the Plan or the Prior Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1; provided, that any shares covered by an award granted under the Prior Plan shall again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in the Prior Plan.

(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option or SAR or in connection with the Company’s tax withholding obligations upon exercise of an Option or SAR or (ii) purchased by the Company using proceeds directly attributable to Option exercises. With respect to Awards that are not Options or SARs, shares of Stock tendered, withheld or subject to an Award surrendered in connection with the purchase of shares of Stock or in connection with the Company’s tax withholding obligations shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1; provided, that any shares covered by an award granted under the Prior Plan shall again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in the Prior Plan.

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1	Effective Date.

The Plan is effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2	Term.

The Plan shall terminate automatically on the day preceding the tenth (10th) anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3	Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the Grantee’s rights under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed); provided, that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s stockholders.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6.1 is one million (1,000,000) shares;

(b) the maximum number of shares of Stock that may be granted under the Plan pursuant to Awards, other than pursuant to Options or SARs, that are Stock-denominated and are either Stock- or cash-settled in a calendar year to any person eligible for an Award under Section 6.1 is one million (1,000,000) shares;

(c) the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of twelve (12) months or less to any person eligible for an Award shall be three million dollars ($3,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of greater than twelve (12) months to any person eligible for an Award shall be five million dollars ($5,000,000); and

(d) notwithstanding the foregoing limits the aggregate value of all compensation granted or paid to any Outside Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Outside Director outside of the Plan, in each case for his or her services as an Outside Director during such calendar year, may not exceed $600,000 in the aggregate, calculating the value of any Awards based on the grant date fair value in accordance with generally accepted accounting principles in the United States of America, assuming a maximum payout.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3	Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original grant date; provided, that such Option Price or SAR Price is determined in accordance with the principles of Code Section 422 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options. By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Award, the Grantee will be deemed to have agreed to the terms of the Award and the Plan.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the grant date; provided, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the grant date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2	Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided, that no Option shall be granted to individuals who are entitled to overtime under applicable state or federal laws that will vest or be exercisable within a six (6)-month period starting on the grant date.

8.3	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the grant date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its grant date; provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom, with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the grant date of such Option as the Committee shall determine.

8.4	Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6	Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company, or its designee or agent, of notice of exercise on any business day, at the Company’s principal office, or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option or to direct the voting of the shares of Stock subject to such Option) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8	Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative)

may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10	Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the grant date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the grant date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the grant date of such SAR.

9.2	Other Terms.

The Committee shall determine, on the grant date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the grant date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4	Transferability of SARs.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee of such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock and Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3	Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the grant date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee; provided, that such share certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement and except as otherwise provided in the Plan, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5	Rights of Holders of Stock Units.

10.5.1	Voting and Dividend Rights.

Grantees of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units or to direct the voting of the shares of Stock subject to such Stock Units).

10.5.2	Creditor’s Rights.

A Grantee of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Stock Units.

10.7	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units. Such purchase price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8	Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1	Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2	Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the grant date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2	Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided, that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the Grantee of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award.

13.2	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1	Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to an individual eligible for an Award under Section 6.1 in such amounts and upon such terms as the Committee shall determine.

14.2	Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3	Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4	Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided, that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

14.5	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6	Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should be intended to constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6, unless subsequently determined by the Committee.

14.6.1	Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2	Timing for Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Award and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3	Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4	Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a) net earnings, net income or net loss;

(b) operating earnings or loss;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation, and/or amortization;

(h) earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation, and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	gain or loss related to investments;

•	sales and use tax settlement;

•	gain or loss on non-monetary transaction; and

•	litigation, casualty and similar gains or losses.

(i) sales or revenue or growth in sales or revenue, whether in general, by type of product or service, or by type of customer;

(j) gross or operating margins;

(k) return measures, including return on assets, capital, investment, equity, sales, or revenue;

(l) cash flow, including:

•	operating cash flow;

•

free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity; and

•	cash flow return on investment;

(m) productivity ratios;

(n) asset, expense, capital expenditure or cash targets;

(o) market or market segment share or penetration;

(p) financial ratios, including as provided in credit agreements of the Company and its subsidiaries;

(q) working capital targets;

(r) completion of acquisitions of businesses or companies, joint ventures or other strategic alliances;

(s) completion of divestitures and asset sales, spin-offs, split-ups or similar transactions;

(t) customer or patient acquisition, expansion, retention or satisfaction;

(u) results of studies or trials;

(v) submitting regulatory filings;

(w) receipt of regulatory approvals or market authorizations or clearances;

(x) entering into contractual arrangements;

(y) meeting contractual requirements;

(z) achieving contractual milestones;

(aa) regulatory body approval for commercialization of a product;

(bb) implementation or completion of critical projects;

(cc) product development achievements;

(dd) licensing activities;

(ee) manufacturing efficiency;

(ff) manufacturing capacity;

(gg) production goals;

(hh) production volume levels;

(ii) production quality metrics;

(jj) site development;

(kk) plant, building, or facility development;

(ll) results of plant, building or facility inspections;

(mm) agency ratings;

(nn) reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings;

(oo) quality of patient care or clinical outcomes; and

(pp) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate, or any combination thereof, or (iii) any one or more business units, operating segments or geographic areas of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate, (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate, and (c) may be measured based on absolute numbers or rates of growth or reduction in the applicable measure. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) tax valuation allowance reversals; (i) impairment expense; and (j) environmental expense. To the extent such inclusions or exclusions affect Awards that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that is intended to meet the requirements of Code Section 162(m) for deductibility.

14.6.6	Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7	Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval; provided, that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures, other than or including those set forth in Section 14.6.4.

14.7	Status of Awards under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m).

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

Notwithstanding anything to the contrary contained in this Section 15, to the extent that the Grantee and the Company or an Affiliate have entered into any Other Agreement or Benefit Arrangement that expressly addresses Code Section 280G or Code Section 4999 and that provides for more favorable terms than set forth in this Section 15, the terms of such agreement, contract, understanding, plan, or other arrangement shall apply to such Grantee and shall supersede the application of this Section 15.

16.	REQUIREMENTS OF LAW

16.1	General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued, or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee regarding the applicability of such exemption from registration shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards granted pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in Capital Stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2	Reorganization in which the Company is the Surviving Entity which does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 17.2, other Awards shall be adjusted (including, in the case of Performance-Based Awards, any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to such Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3	Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights, or Other Equity-Based Awards are not assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) In each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two (2) actions shall be taken:

(i) fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, which exercise shall be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Awards shall be treated as though target performance has been achieved. If at least half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Section 17.3(b), such Awards shall be settled under the applicable provision of Section 17.3(a).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and

(B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4	Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights, or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

(a) In each case with the exception of Performance-Based Awards, the vesting schedule of all outstanding Awards shall be accelerated in part so that one-half of the number of shares of Stock that would otherwise have first become vested, earned, issuable, exercisable or free of restrictions, as applicable, on any date after the date of the Change in Control shall immediately become vested, earned, issuable, exercisable or free of restrictions, as applicable. Subject to the following sentence, the remaining one-half of such number of shares of Stock shall continue to become vested, earned, issuable, exercisable or free of restrictions, as applicable, in accordance with the original schedule set forth in the applicable Award Agreement. In addition, each such Award shall immediately become vested, earned, issuable, exercisable or free of restrictions, as applicable, if, on or prior to the first anniversary of the date of the consummation of the Change in Control, the Grantee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Grantee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(b) For Performance-Based Awards, half of such Awards shall be treated as though target performance has been achieved and the remaining half of such Awards shall be treated in accordance with actual performance achieved at the end of the applicable Performance Period; provided, that all of such Awards shall be treated in accordance with actual performance achieved at the end of the applicable Performance Period if such treatment would provide the Grantee with greater value; provided further, that if, on or prior to the first anniversary of the date of the consummation of the Change in Control, the Grantee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Grantee or is terminated without Cause by the Company or the acquiring or succeeding corporation, and such termination is effective before the end of the applicable Performance Period, then all of such Grantee’s Performance-Based Awards shall be treated as though target performance has been achieved or in accordance with actual performance achieved at the end of the applicable Performance Period, whichever provides the Grantee with greater value. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, such Performance-Based Awards shall be treated as though target performance has been achieved.

17.5	Adjustments.

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, having due regard for the qualification of Incentive Stock Options under Section 422, the requirements of Code Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable, with the Committee’s determination in these respects being final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement on the grant date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3, and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

17.6	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determines desirable.

18.3	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, that if there is a same-day sale of shares of Stock subject to an Award, to the extent consistent with Applicable Laws, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements and in no event shall such election be for a number of Shares in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under generally accepted accounting principles in the United States of America. Notwithstanding Section 2.21 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale. In such case, the percentage of shares of Stock withheld shall equal the applicable minimum withholding rate or, to the extent approved by the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, such greater amount as specified by the Grantee in an election pursuant to this Section 18.3.

18.4	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5	Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10	Authorization of Sub-Plans.

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

18.11	Section 409A of the Code.

(a) The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A (or any other additional tax, interest or penalty under Code Section 409A) as a result of any provision of any Award granted under the Plan, the Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award to the extent necessary to avoid application of such additional tax, interest or penalty. The nature of any such amendment shall be determined by the Committee.

(b) If a Grantee is deemed on the date of the Grantee’s termination of Service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Code Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Grantee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 18.11(b) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement.

(c) For purposes of Code Section 409A, each payment made under this Plan will be treated as a separate payment.

(d) In any case where the occurrence of a Change in Control could affect the time of settlement or payment under an Award then, to the extent required to avoid additional tax under Code Section 409A, the term “Change in Control” shall mean an occurrence that both (i) satisfies the requirements set forth in the definition of “Change in Control” contained herein and (ii) is a “change in control event” as that term is defined in the regulations under Code Section 409A. If all (or a portion) of any Award constitutes deferred compensation under Code Section 409A and such Award (or portion thereof) is to both vest and be settled or paid on an accelerated basis due to a Change in Control that is not a “change in control event” under Code Section 409A, if such settlement or payment would result in additional tax under Code Section 409A, such Award (or portion thereof) shall vest at the time of the Change of Control, but settlement or payment shall only be accelerated to the maximum extent permissible without resulting in additional tax under Code Section 409A.

18.12	Limitation of Liability.

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Board, nor any person acting on behalf of the Company, any Affiliate, or the Board, will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award, including as a result of an action taken by the Committee or its designee under the Plan; provided, that this Section 18.12 shall not affect any of the rights or obligations set forth in any employment, consulting or similar agreement between the Grantee and the Company or any Affiliate.

18.13	No Dividends on Unvested Awards.

Notwithstanding anything to the contrary in the Plan, no dividends or dividend equivalents shall be paid with respect to any unvested or unearned Awards.

*   *   *

To record adoption of the Plan by the Board on April 9, 2014, and approval of the Plan by the stockholders as of May 22, 2014, with the amendment and restatement of the Plan having been adopted by the Board on April 14, 2017 and approved by the stockholders as of May 25, 2017 (“Stockholder Approval Date”), the Company has caused its authorized officer to execute the Plan.

NxSTAGE MEDICAL, INC.

By:
Darren Scandone
Senior Vice President, Human Resources

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2017.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/NXTM
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 4, 5 and 6, and 1 YEAR on Proposal 3.
	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	+

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Jeffrey H. Burbank	☐	☐	02 - Heyward R. Donigan	☐	☐	03 - Robert G. Funari	☐	☐

04 - Daniel A. Giannini	☐	☐	05 - Earl R. Lewis	☐	☐	06 - Jean K. Mixer	☐	☐

07 - Craig W. Moore	☐	☐	08 - Reid S. Perper	☐	☐	09 - James J. Peters	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain

2.	Advisory vote on our named executive officers’ compensation.	☐	☐	☐	3.	Advisory vote on the frequency of future advisory votes on our named executive officers’ compensation.	☐	☐	☐	☐
		For	Against	Abstain				For	Against	Abstain

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year.	☐	☐	☐	5.	To approve by-law amendment to adopt majority voting standard for uncontested director elections.		☐	☐	☐
		For	Against	Abstain

6.	To approve Amended and Restated 2014 Omnibus Incentive Plan and its material terms for Internal Revenue Code §162(m) purposes.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments or postponements thereof. Joint owners should each sign personally. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

             02L8XA

ELECTION TO OBTAIN PROXY MATERIALS ELECTRONICALLY INSTEAD OF BY MAIL

NxStage Medical, Inc. stockholders may elect to receive NxStage’s future annual reports and proxy statements through the Internet instead of receiving copies through the mail.

To take advantage of this option, stockholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the stockholder.

To elect this electronic delivery option, while voting via the Internet, simply enter your email address in the space provided.

If you consent to receive NxStage’s future proxy materials electronically, your consent will remain in effect unless you revoke your consent by logging into Investor Centre at www.computershare.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

YOU MAY ACCESS THE NxSTAGE MEDICAL, INC. ANNUAL REPORT AND PROXY STATEMENT AT: http://ir.nxstage.com/annual-proxy.cfm

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — NxStage Medical, Inc. ANNUAL MEETING OF STOCKHOLDERS 10:00 A.M. THURSDAY, MAY 25, 2017	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Matthew W. Towse and Winifred L. Swan, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the 2017 Annual Meeting of Stockholders of NxStage Medical, Inc. to be held on Thursday, May 25, 2017 at 10:00 a.m., Eastern Time, at the Lanam Club, 260 North Main Street, Andover, Massachusetts 01810, and at any adjournments or postponements thereof, and to vote all shares of common stock held of record that those signing on the reverse side could vote, with all the powers those signing on the reverse side would possess if personally present at such meeting, as indicated upon all matters referred to on the reverse side and described in the proxy statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 4, 5 AND 6, AND 1 YEAR ON PROPOSAL 3.

UNLESS YOU INTEND TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+